EXHIBIT 1

Execution version

......................................... 2017

TRANSGLOBE PETROLEUM INTERNATIONAL INC.
as Seller
and
THE AFFILIATES OF THE SELLER LISTED IN SCHEDULE 1
as Transaction Parties
and
MERCURIA ENERGY TRADING SA
as Buyer

AMENDMENT AND RESTATEMENT DEED

relating to
A PREPAYMENT AGREEMENT
DATED 10 FEBRUARY 2017

Herbert Smith Freehills LLP
[Redacted - footer]

TABLE OF CONTENTS
Page
Clause	Headings
1.	DEFINITIONS AND INTERPRETATION	1
2.	AMENDMENTS	2
3.	CONSENT TO FIRST FUNDING AGREEMENT	2
4.	DEEMED TRANCHING OF THE EXISTING ADVANCE	2
5.	GUARANTEE AND SECURITY CONFIRMATIONS	2
6.	REPRESENTATIONS AND WARRANTIES	3
7.	CONTINUATION	3
8.	FURTHER ASSURANCE	3
9.	FEES AND EXPENSES	3
10.	COUNTERPARTS	3
11.	GOVERNING LAW	3
SCHEDULE 1 THE TRANSACTION PARTIES (OTHER THAN THE SELLER)		4
SCHEDULE 2 CONDITIONS PRECEDENT		5
SCHEDULE 3 RESTATED PREPAYMENT AGREEMENT		7

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THIS DEED is dated ________________ 2017 and made between:
(1)	TRANSGLOBE PETROLEUM INTERNATIONAL INC., a private limited liability company incorporated under the Laws of the Turks and Caicos Islands having its office at ([Redacted - address] (the “Seller”);
(2)	THE AFFILIATES of the Seller listed in Schedule 1 as Transaction Parties; and
(3)	MERCURIA ENERGY TRADING SA, a company organised under the laws of Switzerland having its office at [Redacted - address](the “Buyer”).
RECITALS:
(A)
Pursuant to a prepayment agreement dated 10 February 2017 between, among others, the Buyer and the Seller (the “Prepayment Agreement”), the Buyer agreed to prepay an amount up to the Advance Amount to the Seller in consideration of future deliveries to the Buyer of Crude Oil under the Commercial Contract.

(B)	The Buyer wishes to enter into the First Funding Agreement with the First Buyer’s Funder.
(C)	The Parties to the Prepayment Agreement have agreed to amend the Prepayment Agreement as set out in this Deed in order to accommodate the First Funding Agreement.
THIS DEED PROVIDES as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
Terms defined in the Prepayment Agreement shall, unless otherwise defined in this Deed or a contrary intention appears, bear the same meaning when used in this Deed and the following terms shall have the following meanings:
“Effective Date” means the date on which the Buyer notifies the Seller that:
(a)	the Buyer has received the documents and other evidence specified in Schedule 2 (Conditions Precedent) in form and substance satisfactory to it, in accordance with Clause 2.2; and
(b)
the First Buyer’s Funder has notified the Buyer that the First Buyer’s Funder has received the documents and other evidence specified in Schedule 1 (Conditions Precedent) of the First Funding Agreement in form and substance satisfactory to it, in accordance with Clause 4.1.1 of the First Funding Agreement.

“First Buyer’s Funder” means The Mauritius Commercial Bank Limited.
“First Funding Agreement” means the funded and risk participation agreement relating to Tranche A of the Restated Prepayment Agreement dated on or about the Effective Date between the Buyer (as provider) and the First Buyer’s Funder (as participant).
“Restated Prepayment Agreement” means the Prepayment Agreement as amended and restated in accordance with this Deed in the form set out in Schedule 3 (Restated Prepayment Agreement).
“TCI Security Confirmation” means a deed of security confirmation (or similar) in relation to the Transaction Security Documents governed by the laws of the Turks and Caicos Islands given by the Transaction Parties in favour of the Buyer on or about the date of this Deed and governed by the laws of the Turks and Caicos Islands.
1.2	Interpretation
The provisions of clause 1.2 (Construction), clause 1.3 (Currency symbols and definitions), clause 1.4 (Third party rights) of the Prepayment Agreement shall also apply to this Deed as though they were set out in this Deed, but as if references in those clauses to the Prepayment Agreement were to this Deed, except that references in this Deed to Clauses and Schedules are to clauses and schedules of this Deed unless otherwise specified.
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1

1.3	Advance Document
The Buyer and the Seller hereby designate this Deed as an Advance Document for the purposes of the Prepayment Agreement.
2.	AMENDMENTS

2.1
The Prepayment Agreement shall be amended and restated with effect from (and including) the Effective Date so that it reads as if it were restated in the form set out in Schedule 3 (Restated Prepayment Agreement) and so that the rights and obligations of the parties to this Deed relating to their performance under the Prepayment Agreement from (and including) the Effective Date shall be governed by, and construed in accordance with, the terms of the Restated Prepayment Agreement.

2.2
The parties to this Deed agree that, with effect from (and including) the Effective Date, they shall have the rights and take on the obligations ascribed to them under the Restated Prepayment Agreement.

2.3	The Buyer shall promptly notify the Seller when it has received the documents specified in Schedule 2 (Conditions Precedent) in form and substance satisfactory to it.
3.	CONSENT TO FIRST FUNDING AGREEMENT

3.1
With effect from (and including) the Effective Date, the Transaction Parties consent to the Buyer entering into the First Funding Agreement with the First Buyer’s Funder in accordance with clause 38 (Funding Agreement) of the Prepayment Agreement.

3.2
With effect from (and including) the Effective Date, the Transaction Parties agree to promptly acknowledge any notification of assignment or transfer relating to the First Funding Agreement in accordance with clause 25 (Assignment) of the Prepayment Agreement in writing in the form required by the Buyer or the First Buyer’s Funder.

4.	DEEMED TRANCHING OF THE EXISTING ADVANCE

Each Party acknowledges and agrees that, with effect from (and including) the Effective Date, each Advance made available to the Seller prior to the Effective Date shall be deemed to have been made as two separate simultaneous Advances, comprising:
4.1.1
a Tranche A Advance in an amount equal to the Tranche A Proportion (as each such term is defined in the Restated Prepayment Agreement) of each such Advance, the outstanding amount of such Tranche A Advance being, as at the date of this Deed, $21,666,666.67; and

4.1.2
a Tranche B Advance in an amount equal to the Tranche B Proportion (as each such term is defined in the Restated Prepayment Agreement) of each such Advance, the outstanding amount of such Tranche B Advance being, as at the date of this Deed, $43,333,333.33, and otherwise in accordance with the terms of the Restated Prepayment Agreement.

5.	GUARANTEE AND SECURITY CONFIRMATIONS

5.1	Each Transaction Party:
5.1.1	agrees to the amendment and restatement of the Prepayment Agreement as contemplated by this Deed; and
5.1.2	with effect from the Effective Date, confirms that any security or guarantee created or given by it under the Advance Documents (including under clause 16

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2

(Guarantee and Indemnity) of the Restated Prepayment Agreement and each Transaction Security Document) will:
(A)	continue in full force and effect; and
(B)	extend to all liabilities and obligations of the Transaction Parties arising under this Deed and the Restated Prepayment Agreement.
6.	REPRESENTATIONS AND WARRANTIES

6.1	Each Transaction Party makes the Repeating Representations:
6.1.1	as at the date of this Deed, by reference to the facts and circumstances now existing as if references to the Advance Documents included references to this Deed; and
6.1.2	as at the Effective Date, by reference to the facts and circumstances then existing.
7.	CONTINUATION

7.1	This Deed is supplemental to, and shall be construed as one with, the Prepayment Agreement.
7.2
Except as varied by the terms of this Deed, the Prepayment Agreement will remain in full force and effect and any reference in the Transaction Documents to the Prepayment Agreement or to any provision of the Prepayment Agreement will be construed as a reference to the Prepayment Agreement, or that provision, as amended and restated by this Deed.

7.3	Except as otherwise provided in this Deed, the Transaction Documents remain in full force and effect.
8.	FURTHER ASSURANCE

Each Transaction Party agrees that it shall promptly, upon the request of the Buyer, execute and deliver at its own expense any document and do any act or thing in order to confirm or establish the validity and enforceability of this Deed.
9.	FEES AND EXPENSES

The Buyer shall within three Business Days of demand pay the Transaction Parties the amount of all legal fees (including disbursements and any applicable value added tax or other similar tax thereon) incurred by the Transaction Parties in connection with the negotiation, preparation, printing and execution of this Deed, in each case, provided the Buyer has approved the amount of such legal fees prior to their incurrence.
10.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Deed.
11.	GOVERNING LAW

This Deed and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law.
This Deed has been entered into on the date stated at the beginning of this Deed.
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3

SCHEDULE 1

THE TRANSACTION PARTIES (OTHER THAN THE SELLER)

Company Name	Original Jurisdiction	Company Number
TransGlobe Energy Corporation	Alberta, Canada	[Redacted]
TransGlobe Petroleum Egypt Inc.	Turks and Caicos Islands	[Redacted]
TransGlobe West Gharib Inc.	Turks and Caicos Islands	[Redacted]
TransGlobe West Bakr Inc.	Turks and Caicos Islands	[Redacted]
TG NW Gharib Inc.	Turks and Caicos Islands	[Redacted]
TG Holdings Egypt Inc.	Turks and Caicos Islands	[Redacted]
TG South Alamein Inc.	Turks and Caicos Islands	[Redacted]
TG South Alamein II Inc.	Turks and Caicos Islands	[Redacted]
TG S Ghazalat Inc.	Turks and Caicos Islands	[Redacted]
TG Holdings Yemen Inc.	Turks and Caicos Islands	[Redacted]

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SCHEDULE 2

CONDITIONS PRECEDENT
1.	AUTHORISATIONS

1.1.
A certificate of an Authorised Signatory or director of each Transaction Party in the form set out in Schedule 4 (Authorised Signatory Certificate) of the Prepayment Agreement in relation to this Deed.

1.2	A certificate of an Authorised Signatory or director of each Transaction Party certifying that:
1.2.1	each copy document relating to that Transaction Party specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Effective Date; and
1.2.2
each document relating to that Transaction Party specified in Schedule 2 (Conditions Precedent) of the Prepayment Agreement delivered to the Buyer in connection with Initial CP Satisfaction remains correct, complete and in full force and effect as at a date no earlier than the Effective Date, including (without limitation) the documents listed in clauses 1.1, 1.2 and 1.5 of Schedule 2 (Conditions Precedent) of the Prepayment Agreement.

1.3	A certified copy of a resolution of the board of directors of each Transaction Party:
1.3.1
authorising and approving the terms of, and the transactions contemplated by, this Deed and resolving that it execute, deliver and perform this Deed (and each condition precedent or other ancillary document referred to in or contemplated by this Deed);

1.3.2	authorising a specified person or persons to execute this Deed (and each condition precedent or other ancillary document referred to in or contemplated by this Deed) on its behalf; and
1.3.3
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Deed (and each condition precedent or other ancillary document referred to in or contemplated by this Deed).

2.	LEGAL OPINIONS

The following legal opinions, in form and substance acceptable to the Buyer and each addressed to the Buyer and capable of being relied on by the First Buyer’s Funders:
2.1.1	a legal opinion of Herbert Smith Freehills LLP as to the enforceability of this Deed under English law;
2.1.2
a legal opinion from Burnet Duckworth & Palmer LLP as to the Parent’s capacity and execution of this Deed (and each condition precedent or other ancillary document referred to in or contemplated by this Deed to which the Parent is a party) under the laws of Alberta, Canada; and

2.1.3
a legal opinion from Misick & Stanbrook LLP as to each Transaction Party’s (other than the Parent’s) capacity and execution of this Deed (and each condition precedent or other ancillary document referred to in or contemplated by this Deed to which each Transaction Party (other than the Parent) is a party) under the laws of the Turks and Caicos Islands, each substantially in the form distributed to the Buyer prior to signing this Deed.
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3.	TRANSACTION DOCUMENTS

3.1	An original duly executed copy of this Deed.
3.2	An original duly executed copy of the TCI Security Confirmation.
3.3	Evidence that any registration or perfection steps necessary or desirable in respect of the Transaction Security Documents have been taken.
4.	OTHER DOCUMENTS AND EVIDENCE

4.1
A copy of any Authorisation or other document or assurance which the Buyer considers to be necessary or desirable (if it has notified the Seller accordingly) in connection with the entry into and performance of the transactions contemplated by this Deed or for the validity and enforceability of this Deed.

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6

SCHEDULE 3

RESTATED PREPAYMENT AGREEMENT

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7

Execution version
Originally dated 10 February 2017 and amended and restated on
......................................... 2017
TRANSGLOBE PETROLEUM INTERNATIONAL INC.
as Seller
and
THE AFFILIATES OF THE SELLER LISTED IN SCHEDULE 1
as Guarantors
and
MERCURIA ENERGY TRADING SA
as Buyer

UP TO $75,000,000
PREPAYMENT AGREEMENT

Herbert Smith Freehills LLP
[Redacted - footer]

[Redacted - footer]

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THIS DEED is originally dated 10 February 2017 (as amended and restated on ______________ 2017 by the First Amendment Agreement (as such term is defined below)) and made between:
(1)	TRANSGLOBE PETROLEUM INTERNATIONAL INC., a private limited liability company incorporated under the Laws of the Turks and Caicos Islands having its office at [Redacted - address] the “Seller”);
(2)	THE AFFILIATES of the Seller listed in Schedule 1 (Guarantors); and
(3)	MERCURIA ENERGY TRADING SA, a company organised under the laws of Switzerland having its office at [Redacted - address] (the “Buyer”).
BACKGROUND
The Buyer has agreed to prepay an amount up to the Total Advance Amount to the Seller on the terms of this Agreement in consideration of future deliveries to the Buyer of Crude Oil under the Commercial Contract.
IT IS AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions
In this Agreement:
“Adjusted Brent Forward Curve” means, in relation to any period, the average of the price of Brent crude oil (expressed as an amount in dollars per barrel) over that period (where the price of Brent crude oil shall be the closing Intercontinental Exchange Brent forward curve) as adjusted by the Buyer to reflect the average of any discount to Brent crude oil to reflect a Ras Gharib quality differential for the previous six month period.
“Advance” means a Tranche A Advance or a Tranche B Advance.
“Advance Amount” means a Tranche A Advance Amount or a Tranche B Advance Amount.
“Advance Document” means:
(a)	this Agreement;
(b)	the First Amendment Agreement;
(c)	each Fee Letter;
(d)	each Utilisation Request;
(e)	each Transaction Security Document;
(f)	each Hedging Agreement entered into between the Buyer and an Obligor; and
(g)	any other document designated as an “Advance Document” by the Buyer and the Seller.
“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
“Agreement” means this Deed.
“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
“Authorised Signatory” has the meaning given to that term in paragraph 1.3 of Schedule 2 (Conditions Precedent).
“Available Production Value” has the meaning given to that term in Clause 20.1 (Cover Ratio Definitions).
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“Availability Period” means the period from and including the date of this Agreement to and including the date falling nine months before the Maturity Date.
“Break Costs” means the amount (if any) by which:
(a)
the interest (excluding the Margin) which the Buyer should have received for the period from the date of receipt of all or any part of an Advance or Unsatisfied Amount to the last day of the current Interest Period in respect of that Advance or Unsatisfied Amount, had the Advance or Unsatisfied Amount received been paid on the last day of that Interest Period;

exceeds:
(b)
the amount which the Buyer or, as applicable, the Buyers Funders, would be able to obtain by placing an amount equal to the Advance or Unsatisfied Amount received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget Update Date” means 15 February, 15 May, 15 August or 15 November of each year.
“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London (United Kingdom), Calgary (Alberta, Canada) and Geneva (Switzerland). A Business Day shall also include New York in relation to payment obligations in dollars.
“Buyers Funder” means any bank, insurer, financial institution or fund or Affiliate of the Buyer that provides funds to the Buyer in relation to this Agreement directly or indirectly or through any sub-participation or other similar arrangement under the Funding Agreement, including the First Buyers Funder.
“Cargo” means a minimum of [Redacted – negotiated commercial terms] barrels of Crude Oil [Redacted – negotiated commercial terms] - barrels under the Commercial Contract.
“Cargo Invoice Value” means the invoiced value of the Crude Oil delivered to the Buyer under the Commercial Contract.
“Cargo Payment Date” means, in respect of a Cargo, the date falling 30 days after the Bill of Lading date for that Cargo under a Commercial Contract.
“Charged Property” means the assets of the Obligors which, from time to time are, or are expressed to be, the subject of the Transaction Security.
“Commercial Contract” means each of:
(a)	the Initial Commercial Contract; and
(b)	any additional contract for the supply of Crude Oil entered into between the Buyer and Seller pursuant to Clause 20.4 (Top-Up).
“Cost of Funds” has the meaning given to that term in the Fee Letter.
“Cover Ratio” has the meaning given to that term in Clause 20.1 (Cover Ratio Definitions).
“Cover Ratio Certificate” means a certificate substantially in the form set out in Schedule 5 (Cover Ratio Certificate).
“Crude Oil” means:
(a)	Ras Gharib; or
(b)	any other crude oil proposed by the Seller and accepted by the Buyer, in each case to be delivered under the Commercial Contract.
“Crude Oil Allocation” means the number of barrels of Crude Oil made available to members of the Group at the Terminal in respect of the participating interests held by members of the Group in the Petroleum Assets.
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“Default” means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Advance Documents or any combination of any of the foregoing) be an Event of Default.
“Delivery Plan” means each plan or schedule issued by EGPC to the Seller (or its Affiliate) outlining the planned lifting of Crude Oil from the relevant Terminal.
“Dispute” has the meaning given to that term in Clause 36 (Enforcement).
“EGPC” means the Egyptian General Petroleum Corporation, an Egyptian legal entity created by the Egyptian Law No. 167 of 1958 (as amended).
“Enforcement Costs” means any fees, costs and expenses of the Buyer or any Insolvency Officer in connection with the recovery of all or any of the amounts outstanding under the Advance Documents or any enforcement action relating thereto.
“Enforcement Proceeds” means any proceeds received or recovered by the Buyer or any Insolvency Officer in connection with the enforcement of the Transaction Security Documents or rights granted thereunder in relation to the Charged Property.
“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:
(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);
(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and
(c)	land (including, without limitation, land under water).
“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.
“Environmental Law” means any applicable law or regulation which relates to:
(a)	the pollution or protection of the Environment;
(b)	the conditions of the workplace; or
(c)
the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Seller or any member of the Group conducted on or from the properties owned or used by the Seller or any member of the Group.
“Essential Contracts” means each of:
(a)	the Production Sharing Contract; and
(b)	any other document designated as an “Essential Contract” by the Buyer and the Seller,
in each case, as amended, novated, supplemented, extended or restated from time to time.
“Event of Default” means any event or circumstance specified as such in Clause 23 (Events of Default).
“Existing Indebtedness” means the Indebtedness of the Parent (and the other Obligors, if any) under or in connection with the Canadian dollar 6.0% convertible unsecured subordinated debentures issued by the Parent pursuant to the convertible debenture indenture dated as of 22 February 2012 between the Parent (as issuer) and Olympia Trust Company (as debenture trustee).
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“Fee Letter” means the letter so described between the Seller and the Buyer entered into on or about the date of this Agreement in relation to fees and margin payable in respect of this Agreement and any other letter designated as a fee letter by the Buyer and the Seller.
“Financial Covenant” means each financial covenant in Clause 21 (Financial Covenants).
“Financial Covenant Certificate” means a certificate substantially in the form set out in Schedule 6 (Financial Covenant Certificate).
“Financial Covenant Test Date” has the meaning given to that term in Clause 21.2 (Definitions).
“First Amendment Agreement” means the amendment and restatement deed in respect of this Agreement dated on or about November 2017 among the Parties.
“First Amendment Date” has the meaning given to the term “Effective Date” in the First Amendment Agreement.
“First Buyer’s Funder” means The Mauritius Commercial Bank Limited.
“First Funding Agreement” means the funded and risk participation agreement relating to Tranche A of this Agreement dated on or about the First Amendment Date between the Buyer (as provider) and the First Buyer’s Funder (as participant).
“Funding Agreement” means any funding agreement entered into between the Buyer and the Buyer’s Funders in relation to the funding of the Advance, including the First Funding Agreement.
“Group” means each of the Seller and its Subsidiaries.
“Guarantor” means each Affiliate of the Seller listed in Schedule 1 (Guarantors) which has not ceased to be an Affiliate of the Seller pursuant to a Permitted Disposal.
“Hedging Agreement” means any interest, currency or commodity swap, future contract or option, cap, collar, floor arrangement, forward rate agreement or similar arrangement or instrument or other hedging arrangement or any combination thereof.
“Hedging Enforcement Costs” means Enforcement Costs in connection with the recovery of all or any of the amounts outstanding under the Hedging Transaction Documents or any enforcement action relating thereto.
“Hedging Enforcement Proceeds” means Enforcement Proceeds received or recovered in connection with the enforcement of the Hedging Transaction Documents or rights granted thereunder in relation to the Charged Property thereunder.
“Hedging Receipt” means any amount received or recovered by the Buyer or any Insolvency Officer acting on its behalf (whether by way of payment, reimbursement, satisfaction, set-off, deduction, deemed application or otherwise, and including any Enforcement Proceeds) under a Hedging Agreement entered into between the Buyer and an Obligor.
“Hedging Set-off Receipt” means a Receipt which is recovered by way of set-off against amounts owing by the Buyer to an Obligor under a Hedging Agreement.
“Hedging Transaction Document” means:
(a)	each Hedging Agreement entered into between the Buyer and an Obligor; and
(b)	each Transaction Security Document in respect of which the Charged Property is rights under or in connection with a Hedging Agreement or Hedging Transaction.
“Hedging Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.
“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.
“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
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“Illegality Event” has the meaning given to that term in Clause 14 (Illegality).
“Indebtedness” means any indebtedness for, or in respect of:
(a)	moneys borrowed (including debit balances at banks or other financial institutions);
(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);
(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the IFRS, be treated as a finance or capital lease;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)
any Hedging Transaction (and, when calculating the value of that Hedging Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Hedging Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of:
(i)	an underlying liability of the Seller, or of an entity which is not the Seller, which liability would fall within one of the other paragraphs of this definition; or
(ii)	any liabilities of the Seller relating to any post-retirement benefit scheme;
(h)	any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) or are otherwise classified as borrowings under the IFRS;
(i)	any amount of any liability under an advance, deferred purchase or prepayment agreement;
(j)
any amount raised under any other transaction (including any forward sale or purchase, prepayment, pre-export, sale and saleback or sale and leaseback agreement) having the commercial effect of a borrowing; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.
“Independent Engineering Consultant” means DeGolyer and MacNaughton Canada Limited or such other reputable independent petroleum engineer or other expert as may be approved by the Buyer (in consultation with the Seller).
“Indirect Tax” means any goods and services tax, consumption tax, VAT or any tax of a similar nature.
“Initial Commercial Contract” means contract number TERM_TRANSGLOBE_001 dated on or about the date of this Agreement between the Buyer and the Seller as amended and extended from time to time.
“Initial CP Satisfaction” means the date that the Buyer confirms to the Seller that it has received all the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to it, such date being 20 March 2017.
“Initial Seller Production Forecast” means the Seller Production Forecast delivered to the Buyer under Schedule 1 (Conditions Precedent).
“Insolvency Officer” means any liquidator, trustee in bankruptcy, judicial custodian or manager, compulsory manager, receiver, receiver and manager, administrative receiver, administrator, examiner, attorney, agent or other similar officer, in each case, appointed by
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the Buyer in any jurisdiction pursuant to the Transaction Security Documents or in connection with the recovery of all or any of the amounts outstanding under the Advance Documents.
“Interest Period” means, in relation to an Advance, each period determined in accordance with Clause 8 (Interest Periods) and, in relation to an Unsatisfied Amount, each period determined in accordance with Clause 7.3 (Default interest).
“Interpolated Screen Rate” means, in relation to determining LIBOR for an Interest Period of an Advance, the rate which results from interpolating on a linear basis between:
(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period for the relevant Advance; and
(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the relevant Advance.
“Legal Reservations” means the general principles of law which are specifically referred to in any legal opinion delivered pursuant to Schedule 2 (Conditions Precedent).
“LIBOR” means, in relation to an Interest Period of an Advance:
(a)	the applicable Screen Rate;
(b)	(if no Screen Rate is available for the Interest Period of the relevant Advance) the Interpolated Screen Rate; or
(c)
(if no Screen Rate is available for the currency or Interest Period of the relevant Advance and it is not possible to calculate an Interpolated Screen Rate for the Interest Period of the relevant Advance) the Reference Bank Rate, as of 11.00am on the Quotation Day for dollars and for the applicable Interest Period and, if that rate is less than zero, LIBOR shall be deemed to be zero.
“Margin” means [Redacted - negotiated commercial terms] per annum.
“Material Adverse Effect” means a material adverse effect on:
(a)	the ability of an Obligor to perform its obligations under the Transaction Documents;
(b)	the validity, legality or enforceability as against any Obligor in any Relevant Jurisdiction of any Transaction Document; or
(c)
the validity or enforceability of, or the effectiveness or ranking of, any Security granted or purporting to be granted pursuant to any of the Advance Documents, or the rights or remedies of the Buyer under any of the Advance Documents.

“Maturity Date” means 31 March 2021.
“Maximum Available Amount” means, at any time, an amount which is equal to the lower of:
(a)	the Total Advance Amount; and
(b)	the maximum aggregate amount of Advances that could be outstanding and which would result in a Cover Ratio of 1.25:1.
“Obligor” means the Seller or a Guarantor.
“Original Financial Statements” means the audited financial statements of the Parent for the financial year ended 31 December 2015 and the quarterly unaudited financial statements for the quarter ended 30 September 2016.
“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.
“Parent” means TransGlobe Energy Corporation, a corporation incorporated under the laws of Alberta, Canada.
“Party” means a party to this Agreement.
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“Other Petroleum Assets” means
(a)	each lease, licence and concession granted to;
(b)	each asset for the purpose of producing oil and other petroleum owned by; and
(c)	all oil and other petroleum produced by,
the Parent and its Subsidiaries which are not members of the Group and any related infrastructure.
“Permitted Disposal” means:
(a)	a reduction in any interest resulting from a redetermination of a Petroleum Asset pursuant to a pooling or unitisation agreement relating thereto;
(b)
disposals of any tools, implements, equipment, materials or machinery which have become worn out, obsolete, unsuitable or unnecessary in operations provided that such disposal is in keeping with generally accepted industry practice;

(c)	disposals by one member of the Group to another member of the Group;
(d)
disposals of the Seller’s, or any other member of the Group’s, interest in the Western Desert Assets or any equity interest in any member of the Group whose assets consist only of Western Desert Assets;

(e)
disposals of Crude Oil (other than Crude Oil delivered or to be delivered under any Commercial Contract) held by members of the Group on or before the date of this Agreement, in each case on arms’ length terms for cash consideration in the ordinary course of trading;

(f)	disposals with the prior consent of the Buyer; and
(g)	disposals to the Buyer.
“Permitted Indebtedness” means:
(a)	any Indebtedness incurred under any Advance Document;
(b)	any Indebtedness incurred by a member of the Group from another member of the Group or the Parent (a “Related Lender”), provided that:
(i)	such Indebtedness has been documented in a form satisfactory to the Buyer;
(ii)
such Indebtedness has been subordinated (including in payment and recovery) to the obligations owed to the Buyer under the Advance Documents on the terms of Clause 17 (Subordination of Indebtedness among Obligors) or, if the Related Lender is not an Obligor, upon terms satisfactory to the Buyer (acting reasonably);

(iii)
the relevant member of the Group and Related Lender have each taken all such steps, and delivered all such documents as the Buyer may reasonably request for the purposes of ensuring that such subordination is effective;

(iv)
Security, in form and substance satisfactory to the Buyer, has been granted by the relevant Related Lender extending such Indebtedness over that Related Lender’s rights and interests in respect of such Indebtedness (and any agreements relating thereto) to the Buyer; and

(v)	the relevant member of the Group and Related Lender have taken all such steps and delivered all such documents as the Buyer may reasonably request with respect to the creation of such Security;
(c)	any Indebtedness which has been approved by the Buyer;
(d)	any Indebtedness of a member of the Group arising in connection with a letter of credit issued on its behalf by a bank or financial institution, provided that:
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(i)
the principal amount of such letter of credit, when aggregated with the principal amount of each other letter of credit issued on behalf of any other member of the Group pursuant to this paragraph (d) shall not exceed $25,000,000 (or its equivalent in another currency or currencies) as at the date of issue of such letter of credit; and

(ii)
cash in an amount equal to the principal amount of such letter of credit shall be deposited with the provider of such letter of credit as collateral in respect of that member of the Group’s obligations relating to that letter of credit;

(e)	any Indebtedness incurred pursuant to any Hedging Transactions entered into in the ordinary course of business and not for speculative purposes; or
(f)
any Indebtedness not falling within paragraphs (a) to (e) above, the aggregate outstanding principal amount of which across the Group does not at any time exceed $4,500,000 (or its equivalent in another currency or currencies).

“Permitted Security” means:
(a)	the Security constituted by the Transaction Security Documents;
(b)	any netting or set-off arrangement entered into by a member of the Group:
(i)	in the ordinary course of its banking and trading arrangements for the purpose of netting debit and credit balances;
(ii)	under any Hedging Transactions entered into in accordance with this Agreement;
(c)	any lien arising by operation of law and in the ordinary course of business which is not more than 30 days overdue or which is being contested in good faith and by appropriate proceedings;
(d)	any Security over cash deposited as collateral in respect of abandonment obligations relating to the whole or any part of any Petroleum Asset;
(e)
any Security that arises under or pursuant to an Essential Contract or any equivalent document relating to a Petroleum Asset which secures only amounts owing under that Essential Contract or equivalent document to another party thereto and does not secure Indebtedness and which amounts are not more than 30 days overdue or which are being contested in good faith and by appropriate proceedings;

(f)	any Security consented to by the Buyer;
(g)	Security imposed by any governmental authority for taxes, assessments, charges or levies not yet due or which are being contested in good faith and by appropriate proceedings;
(h)	pledges or deposits under worker’s compensation, unemployment insurance and other social security or similar legislation;
(i)
deposits to secure the performance by a member of the Group of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, stay, appeal and indemnity bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business not exceeding $3,500,000 (or its equivalent in other currencies) in aggregate;

(j)	any Security over cash deposited as collateral in respect of the liabilities of any member of the Group in connection with any letter of credit which constitutes Permitted Indebtedness;
(k)
Security on the assets of any member of the Group (not forming part of the Petroleum Assets) which are not otherwise permitted above if the indebtedness, liabilities or other obligations secured are incurred in the ordinary course of business and in any event the aggregate amount of such indebtedness, liabilities

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or other obligations so incurred and secured by such Security are not, at any time, in the aggregate in excess of $10,000,000 (or its equivalent in other currencies).

“Petroleum Assets” means:
(a)	each lease, licence and concession granted to a member of the Group;
(b)	each asset owned by a member of the Group for the purpose of producing oil and other petroleum;
(c)	all oil and other petroleum produced by a member of the Group, under or in connection with the terms of the Essential Contracts and any related infrastructure.
“Prepayment Period” means on any Budget Update Date, the period starting on that Budget Update Date and ending on the date which is 12 months after that Budget Update Date.
“Prepayment Service Obligations” has the meaning given to that term in Clause 20.1 (Cover Ratio Definitions).
“Production Sharing Contract” means the production sharing contract between The Arab Republic of Egypt and the Seller under which the Seller is entitled to market and sell the Crude Oil Allocation to international buyers and receive payment for Crude Oil in accordance with the terms and conditions thereof.
“Proven plus Probable Reserves” means, in relation to Other Petroleum Assets, proved + probable reserves as determined in accordance with The Canadian Securities Administrators National Instrument 51-101 (Standards of Disclosure for Oil and Gas Activities) for reporting issuers in Canada, as may be amended, supplemented or replaced from time to time.
“Proven Reserves” means, in relation to any Petroleum Asset, proved reserves as determined in accordance with The Canadian Securities Administrators National Instrument 51-101 (Standards of Disclosure for Oil and Gas Activities) for reporting issuers in Canada, as may be amended, supplemented or replaced from time to time.
“Quarter” means the period between two consecutive Quarter End Dates.
“Quarter End Date” means 31 March, 30 June, 30 September or 31 December of each year.
“Quotation Day” means, in relation to any Interest Period for which an interest rate is to be determined, two Business Days before the first day of that Interest Period.
“Receipt” means any amount received or recovered by the Buyer or any Insolvency Officer acting on its behalf (whether by way of payment, reimbursement, satisfaction, set-off, deduction, deemed application or otherwise, and including any Enforcement Proceeds and Cargo Invoice Value) under an Advance Document.
“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Buyer at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the Relevant Interbank Market for dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in dollars and for that period.
“Reference Banks” means the principal offices in London of Deutsche Bank and Credit Suisse or such other banks as may be appointed by the Buyer as notified to the Seller.
“Relevant Interbank Market” means the London interbank market.
“Relevant Jurisdiction” means, in respect of an Obligor:
(a)	its Original Jurisdiction;
(b)	any jurisdiction where it conducts its business;
(c)	the jurisdiction whose laws govern any Transaction Document;
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(d)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and
(e)	the jurisdiction whose laws govern the perfection of any Transaction Security Document.
“Repeating Representations” means each of the representations set out in Clause 18.2 (Status) to 18.25 (Immunity) (inclusive).
“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
“Reserves Report” means a report (in form and substance satisfactory to the Buyer) which is prepared by an Independent Engineering Consultant in accordance with The Canadian Securities Administrators National Instrument 51-101 (Standards of Disclosure for Oil and Gas Activities) for reporting issuers in Canada, as may be amended, supplemented or replaced from time to time and includes:
(a)	evaluations of, and production profiles for, the Proven Reserves recoverable from the Petroleum Assets;
(b)	evaluations of, and production profiles for, the Proven plus Probable Reserves recoverable from all Other Petroleum Assets; and
(c)
all relevant information and data about, and all estimates of the operating and capital expenditure that may be required to be incurred in connection with the recovery of such reserves and/or the achievement of such production profiles.

“Sanctioned Person” means a person that is listed on, or owned or controlled by, or acting on behalf of, a person listed on any Sanctions List, or who is otherwise the target of Sanctions.
“Sanctions” means any laws or regulations relating to economic or financial sanctions or trade embargoes or related restrictive measures imposed, administered or enforced from time to time by a Sanctions Authority.
“Sanctions Authority” means (i) the United Nations Security Council; (ii) the United States government; (iii) the European Union; (iv) the United Kingdom government; (v) the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”), the United States Department of State and Department of Commerce, and Her Majesty’s Treasury; and (vi) any other governmental institution or agency with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over the Buyer, any of the Buyer’s Funders or the Seller, any member of the Group or Controlling Person (together, “Sanctions Authorities”).
“Sanctions List” means the Specially Designated Nationals and Blocked Persons list maintained by OFAC, the Denied Persons List maintained by the US Department of Commerce, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury, or any other list issued or maintained by any Sanctions Authorities of persons subject to Sanctions (including investment or related restrictions), each as amended, supplemented or substituted from time to time.
“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Buyer may specify another page or service displaying the relevant rate after consultation with the Seller.
“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
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“Seller Production Forecast” means, as at any Budget Update Date, a projection of production from the Petroleum Assets prepared by the Seller which shall be:
(a)	for the applicable Prepayment Period;
(b)	in a form similar to the Initial Seller Production Forecast;
(c)	based on the Proven Reserves of the Petroleum Assets (risk adjusted by the Seller (acting reasonably)); and
(d)	be consistent with the most recent Reserves Report.
“Subordinated Claim” means any claim of any kind which any Obligor may have under or in respect of any Indebtedness owed to it by any other Obligor.
“Subsidiary” means, in respect of a company or corporation, a company or corporation:
(a)	which is controlled, directly or indirectly, by the first-mentioned company or corporation;
(b)	more than half the issued voting share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or
(c)	which is a subsidiary of another subsidiary of the first-mentioned company or corporation, and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation has the right to direct its affairs and/or to control the composition of its board of directors or equivalent body.
“Tax” means any tax, levy, royalty, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
“Tax Deduction” has the meaning set out in Clause 11.1.1 (Definitions).
“Terminal” means the Ras Gharib terminal on the Gulf of Suez in Egypt or such other terminal as agreed between the Buyer and the Seller.
“Terminal Operator” means General Petroleum Co. a wholly owned subsidiary of EGPC.
“Test Date” has the meaning given to that term in Clause 20.1 (Cover Ratio Definitions).
“Total Advance Amount” means the aggregate of the Tranche A Advance Amount and the Tranche B Advance Amount, being $75,000,000 at the date of this Agreement and the First Amendment Date.
“Tranche” means Tranche A or Tranche B.
“Tranche A” has the meaning given to that term in Clause 2.1.1(A) (Making of the Advances).
“Tranche A Advance” means each advance made under Tranche A or all of them, as the context requires, or the principal amount of the Tranche A Advance outstanding for the time being.
“Tranche A Advance Amount” means $25,000,000, subject to any increase, cancellation or reduction under this Agreement.
“Tranche A Maximum Available Amount” means the Tranche A Proportion of the Maximum Available Amount.
“Tranche A Proportion” means the proportion by which the Tranche A Advance Amount bears to the Total Advance Amount from time to time.
“Tranche B” has the meaning given to that term in Clause 2.1.1(B) (Making of the Advances).
“Tranche B Advance” means each advance made under Tranche B or all of them, as the context requires, or the principal amount of the Tranche B Advance outstanding for the time being.
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“Tranche B Advance Amount” means $50,000,000, subject to any increase, cancellation or reduction under this Agreement.
“Tranche B Maximum Available Amount” means the Tranche B Proportion of the Maximum Available Amount.
“Tranche B Proportion” means the proportion by which the Tranche B Advance Amount bears to the Total Advance Amount from time to time.
“Transaction Documents” means the Advance Documents, the Commercial Contract and any other document designated as a ‘Transaction Document’ by the Buyer and the Seller.
“Transaction Party” means each party to a Transaction Document (other than the Buyer).
“Transaction Security” means the Security created or expressed to be created in favour of the Buyer pursuant to the Transaction Security Documents.
“Transaction Security Documents” means:
(a)	a first-ranking Turks and Caicos Islands law governed charge granted by the Parent over its shares in the Seller;
(b)	a first-ranking Turks and Caicos Islands law governed charge granted by the Seller over its shares in each of its Subsidiaries;
(c)	a first-ranking security assignment over any intercompany loans made by an Obligor to a member of the Group; and
(d)	a first-ranking security assignment over any Hedging Transactions entered into by members of the Group.
“Unrestricted” means, in relation to Crude Oil, that such Crude Oil is:
(a)	free from any Security;
(b)	not subject to any prepayment agreements (excluding this Agreement); and
(c)	contractually unallocated to any particular buyer (other than the Buyer under the Commercial Contract).
“Unsatisfied Amount” means any amount due for satisfaction or payment under the Advance Documents but which has not been satisfied or paid (as applicable) by an Obligor.
“Utilisation” means a utilisation of an Advance.
“Utilisation Date” means the date of a Utilisation, being the date on which an Advance is to be made.
“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).
“Western Desert Assets” means the interest of members of the Group in the following concessions located in the Western Desert of Egypt:
(a)	South Alamein;
(b)	South Ghazalat; and
(c)	North West Sitra.
1.2	Construction
1.2.1	Unless a contrary indication appears, a reference in this Agreement to:
(A)
the “Buyer”, any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Advance Documents;

(B)	“assets” includes present and future properties, revenues and rights of every description;
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(C)
an “Advance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Advance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated, together with any appendixes;

(D)
“guarantee” means, other than in Clause 16 (Guarantee and Indemnity), any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(E)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, or actual or contingent;
(F)
a “person” includes any individual, firm, company, corporation, government, government body, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(G)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, stock exchange authority, department or of any regulatory, self-regulatory or other authority or organisation;

(H)	a provision of law is a reference to that provision as amended or re-enacted;
(I)	a “month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that in respect of the last month of any period:
(1)
if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(2)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month;
(J)	a time of day is a reference to London time; and
(K)
any matter “including” specific instances or examples of such matter shall be construed without limitation to the generality of that matter (and references to “include” shall be construed accordingly).

1.2.2	Clause and Schedule headings are for ease of reference only.
1.2.3
Unless a contrary indication appears, a term used in any other Advance Document or in any notice given under or in connection with any Advance Document has the same meaning in that Advance Document or notice as in this Agreement.

1.2.4	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.
1.2.5	This document is intended to take effect as a deed notwithstanding that the Buyer may have executed it under hand only.
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1.2.6	A reference in this Agreement to the “date of this Agreement” is a reference to the original date of this Agreement, being 10 February 2017.
1.3	Currency symbols and definitions
“$”, “USD” and “dollars” denote the lawful currency of the United States of America.
1.4	Third party rights
Save as otherwise expressly provided herein, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.
2.	THE ADVANCES
2.1	Making of the Advances
2.1.1	Subject to the terms of this Agreement, the Buyer agrees to make available to the Seller:
(A)	Tranche A Advances in an amount up to the Tranche A Advance Amount (“Tranche A”); and
(B)	Tranche B Advances in an amount up to the Tranche B Advance Amount (“Tranche B”).
2.1.2	Each Advance shall represent a payment in advance by the Buyer under the Commercial Contract.
2.2	Calculation of the Advances
Subject to satisfaction or waiver, in accordance with the terms hereof, of the conditions precedent set out in Clause 3.1 (Conditions of Utilisation), the Buyer shall, from time to time, make available to the Seller:
2.2.1	Advances under Tranche A up to the Tranche A Maximum Available Amount; and
2.2.2	Advances under Tranche B up to the Tranche B Maximum Available Amount.
2.3	Purpose
The Seller shall apply each Advance in the following order of priority:
2.3.1	in respect of the first Advance, in payment of the Existing Indebtedness;
2.3.2
in payment of any fees, costs and expenses due and payable to the Buyer under the Transaction Documents (to be effected through a deduction by the Buyer from the amounts to be advanced as part of that Utilisation); and

2.3.3	the lawful general corporate purposes of the Seller.
2.4	Monitoring
The Buyer is not bound to monitor or verify the application of any Advance pursuant to this Agreement.
3.	CONDITIONS OF UTILISATION
3.1	The Seller may not deliver a Utilisation Request for the Utilisation of an Advance unless:
3.1.1	in respect of the initial Advance, Initial CP Satisfaction has occurred;
3.1.2	no Default is continuing or would result from the proposed Utilisation;
3.1.3	the Repeating Representations to be made by each Obligor are true and correct as at the proposed Utilisation Date;
3.1.4	the aggregate of:
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(A)	each proposed Advance; and
(B)	all outstanding Advances on the proposed Utilisation Date less the aggregate amount of all outstanding Advances due to be satisfied on or before the proposed Utilisation Date, does not exceed the Maximum Available Amount applicable on such proposed Utilisation Date;
3.1.5	the aggregate of:
(A)	the proposed Tranche A Advance; and
(B)	all outstanding Tranche A Advances on the proposed Utilisation Date less the aggregate amount of all outstanding Tranche A Advances due to be satisfied on or before the proposed Utilisation Date, does not exceed the Tranche A Maximum Available Amount applicable on such proposed Utilisation Date;
3.1.6	the aggregate of:
(A)	the proposed Tranche B Advance; and
(B)	all outstanding Tranche B Advances on the proposed Utilisation Date less the aggregate amount of all outstanding Tranche B Advances due to be satisfied on or before the proposed Utilisation Date, does not exceed the Tranche B Maximum Available Amount applicable on such proposed Utilisation Date;
3.1.7	the amount of the proposed Advances is greater than $5,000,000 or, if less, the Maximum Available Amount;
3.1.8	the amount of the proposed Tranche A Advance is greater than the Tranche A Proportion of $5,000,000 or, if less, the Tranche A Maximum Available Amount;
3.1.9	the amount of the proposed Tranche B Advance is greater than the Tranche B Proportion of $5,000,000 or, if less, the Tranche B Maximum Available Amount;
3.1.10	the Seller has provided a Cover Ratio Certificate which demonstrates as at the most recent Test Date, the Cover Ratio is at least 1.25:1;
3.1.11
if the Utilisation Request is delivered on or after the date on which the first Financial Covenant Certificate is required to be supplied under Clause 21.3 (Financial Covenant Certificate), the most recent Financial Covenant Certificate provided by the Seller demonstrates compliance with the Financial Covenants as at the most recent Financial Covenant Test Date;

3.1.12	the Seller has provided to the Buyer all such information required by the Buyer to calculate each relevant Advance; and
3.1.13
the Seller has done all such acts and executed (and provided to the Buyer) all such documents (including an acknowledgement by the Seller of an assignment of the rights of the Buyer under this Agreement to the Buyer’s Funders and, if reasonably required by the Buyer’s Funders, any document amending or supplementing this Agreement (other than amendments which are adverse to the interests of an Obligor)) as the Buyer’s Funders may reasonably request (and in such form as the Buyer’s Funders may reasonably request) in connection with the Funding Agreement.

3.2	In each case the Buyer shall notify the Seller upon being so satisfied.
4.	UTILISATION
4.1	Delivery of a Utilisation Request
4.1.1	The Seller may request an Advance by delivery to the Buyer of a duly completed Utilisation Request not later than 11.00am on the fifth Business Day

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prior to the proposed Utilisation Date (or such later date as the Buyer may agree).
4.1.2
In each Utilisation Request, the Seller must simultaneously request an Advance under each Tranche in an amount equal to the Tranche A Proportion (for the Tranche A Advance) and the Tranche B Proportion (for the Tranche B Advance) of the aggregate amount of both Advances requested in such Utilisation Request, and must specify the same Utilisation Dates and Interest Periods for the Advances under each Tranche.

4.2	Completion of the Utilisation Requests
4.2.1	A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
(A)
it specifies an Advance under each Tranche in an amount equal to the Tranche A Proportion (for the Tranche A Advance) and the Tranche B Proportion (for the Tranche B Advance) of the aggregate amount of both Advances requested in such Utilisation Request, and with the same Utilisation Dates and Interest Periods for the Advances under each Tranche;

(B)	in respect of the Utilisation Request under each Advance, it is to be applied in the manner specified in Clause 2.3 (Purpose);
(C)	the proposed first Utilisation Date is a Business Day within the Availability Period for the relevant Advance;
(D)	any subsequent Utilisation Date is a Cargo Payment Date within the Availability Period; and
(E)	the currency and amount of the Utilisation comply with Clause 3.1 (Conditions of Utilisation) and Clause 4.3 (Currency).
4.2.2	Only one Advance under each Tranche may be requested in each Utilisation Request.
4.3	Currency
The currency specified in any Utilisation Request must be in dollars.
4.4	Making of Advance
If the conditions set out in this Agreement have been met, the Buyer shall make each Advance available on the relevant Utilisation Date by:
4.4.1
first, deducting an amount equal to any fees, costs and expenses then due and payable to the Buyer under the Transaction Documents, it being specified that such amount so deducted from the Utilisation will be deemed made available to, and having been drawn by, the Seller; and

4.4.2	second, by payment into such bank account advised by the Seller in the Utilisation Request and which is satisfactory to the Buyer.
5.	SATISFACTION OF THE ADVANCES
5.1	Satisfaction of the Advances
5.1.1	The Seller shall satisfy each Advance by delivering Crude Oil as contemplated in the Commercial Contracts.
5.1.2	On each Cargo Payment Date, the Buyer will be deemed to apply the Cargo Invoice Value in accordance with Clause 5.2 (Application of amounts).
5.1.3	Provided that the conditions set out in Clause 3.1 (Conditions of Utilisation) are met, on the date that is five Business Days prior to each Cargo Payment Date,

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the Seller shall be deemed to have delivered a duly completed Utilisation Request with a Utilisation Date of that Cargo Payment Date for:
(A)	Advances under both Tranches in an aggregate amount equal to the lower of:
(1)
the Maximum Available Amount less the aggregate amount of all outstanding Advances (excluding any portion of the outstanding Advance which will be deemed to be satisfied in accordance with Clause 5.1.2 on the Cargo Payment Date); and

(2)	the amount of the Advance which will be deemed to be satisfied in accordance with Clause 5.1.2 on the Cargo Payment Date;
(B)	an Advance under Tranche A in an amount equal to the lower of:
(1)
the Tranche A Maximum Available Amount less the aggregate amount of all outstanding Tranche A Advances (excluding any portion of the outstanding Tranche A Advance which will be deemed to be satisfied in accordance with Clause 5.1.2 on the Cargo Payment Date); and

(2)	the amount of the Tranche A Advance which will be deemed to be satisfied in accordance with Clause 5.1.2 on the Cargo Payment Date; and
(C)	an Advance under Tranche B in an amount equal to the lower of:
(1)
the Tranche B Maximum Available Amount less the aggregate amount of all outstanding Tranche B Advances (excluding any portion of the outstanding Tranche B Advance which will be deemed to be satisfied in accordance with Clause 5.1.2 on the Cargo Payment Date); and

(2)	the amount of the Tranche B Advance which will be deemed to be satisfied in accordance with Clause 5.1.2 on the Cargo Payment Date.
5.1.4
The Seller shall repay or reimburse such amounts of the Advance as is required to ensure that, at all times, the aggregate amount of all outstanding Advances does not exceed the Maximum Available Amount by more than $5,000,000.

5.1.5
The Seller shall repay or reimburse such amounts of the Tranche A Advance as is required to ensure that, at all times, the aggregate amount of all outstanding Tranche A Advances does not exceed the Tranche A Maximum Available Amount by more than the Tranche A Proportion of $5,000,000.

5.1.6
The Seller shall repay or reimburse such amounts of the Tranche B Advance as is required to ensure that, at all times, the aggregate amount of all outstanding Tranche B Advances does not exceed the Tranche B Maximum Available Amount by more than the Tranche B Proportion of $5,000,000.

5.1.7	The Seller must ensure that all amounts outstanding under the Advance and the Transaction Documents are reduced to nil on or before the Maturity Date.
5.2	Application of amounts
Except as stated in Clause 5.3 (Application of Hedging Set-off Receipts and Hedging Enforcement Proceeds) and Clause 5.4 (Application of Hedging Receipts), all Receipts shall be applied in or towards satisfaction of amounts owed by the Obligors to the Buyer under the Advance Documents in the following order:
5.2.1	first, Enforcement Costs;
5.2.2	second, due but unpaid costs, expenses and indemnified amounts;

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5.2.3	third, due but unpaid default interest on Unsatisfied Amounts, pro rata as between Tranche A and Tranche B;
5.2.4	fourth, due but unpaid fees;
5.2.5	fifth, due but unpaid interest on the Advances, pro rata as between Tranche A and Tranche B;
5.2.6	sixth, due but unsatisfied (or unpaid) Advances, pro rata as between Tranche A and Tranche B;
5.2.7	seventh, all amounts due but unpaid under Hedging Transaction Documents in accordance with the terms of such Hedging Transaction Documents; and
5.2.8	eighth, any other sum due but unpaid or unsatisfied, pro rata as between Tranche A and Tranche B.
5.3	Application of Hedging Set-off Receipts and Hedging Enforcement Proceeds
Any Hedging Set-off Receipt or Hedging Enforcement Proceeds shall be applied in or towards satisfaction of amounts owed by the Obligors to the Buyer under the Advance Documents in the following order:
5.3.1	first, Hedging Enforcement Costs;
5.3.2	second, all amounts due but unpaid under the Hedging Transaction Documents in accordance with the terms of such Hedging Transaction Documents;
5.3.3	third, Enforcement Costs (other than Hedging Enforcement Costs);
5.3.4	fourth, all amounts due but unpaid or unsatisfied in respect of Tranche B in the following order:
(A)	first, due but unpaid costs, expenses and indemnified amounts;
(B)	second, due but unpaid default interest on Unsatisfied Amounts;
(C)	third, due but unpaid fees;
(D)	fourth, due but unpaid interest on the Tranche B Advances;
(E)	fifth, due but unsatisfied (or unpaid) Tranche B Advances; and
(F)	sixth, any other sum due but unpaid or unsatisfied; and
5.3.5	fifth, all amounts due but unpaid or unsatisfied in respect of Tranche A in the following order:
(A)	first, due but unpaid costs, expenses and indemnified amounts;
(B)	second, due but unpaid default interest on Unsatisfied Amounts;
(C)	third, due but unpaid fees;
(D)	fourth, due but unpaid interest on the Tranche A Advances;
(E)	fifth, due but unsatisfied (or unpaid) Tranche A Advances; and
(F)	sixth, any other sum due but unpaid or unsatisfied.
5.4	Application of Hedging Receipts
Any Hedging Receipt shall be applied in or towards satisfaction of all amounts due but unpaid under the relevant Hedging Agreement in accordance with the terms of such Hedging Agreement.
5.5	Voluntary reimbursement
The Seller may, if it gives the Buyer not less than five Business Days’ (or such shorter period as the Buyer may agree) prior notice, reimburse the whole or any part of an Advance on the last day of any Interest Period (but, if in part, being an amount that reduces the Advance by a minimum amount of $5,000,000 and in integral multiples of $5,000,000).
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5.6	Change of control
5.6.1	If a Change of Control occurs the Seller shall promptly notify the Buyer upon becoming aware of that event then:
(A)	the Buyer shall not be obliged to fund any Utilisation; and
(B)
if the Buyer so requires, the Buyer may, by not less than 10 Business Days’ notice to the Seller, cancel the Total Advance Amount and declare all outstanding Advances, together with accrued interest, and all other amounts accrued under the Advance Documents immediately due and payable, whereupon the Total Advance Amount will be cancelled and all such outstanding Advances and amounts will become immediately due and payable.

5.6.2
For the purposes of paragraph 5.6.1 above, “Change of Control” means any person or group of persons acting in concert gains direct or indirect control of the Seller. For the purposes of this definition:

(A)	“control” of the Seller means:
(1)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(a)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Seller;
(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Seller; or
(c)	give directions with respect to the operating and financial policies of the Seller with which the directors or other equivalent officers of the Seller are obliged to comply; or
(2)
the holding beneficially of more than 50% of the issued share capital of the Seller (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(B)
“acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition or ownership directly or indirectly by any of them of shares in the Seller or otherwise, either directly or indirectly, to obtain or consolidate control of the Seller.

5.7	Extended Non-Delivery
If the Seller fails to deliver any Cargos in accordance with the Commercial Contract in any nine month period, the Seller shall on the last day of the first Interest Period which ends after that period and on each day which occurs three, six and nine months after the last day of that Interest Period, reimburse in cash to the Buyer an amount equal to 25 percent of the outstanding Advances as at the last day of that nine month period until the earlier to occur of (i) all outstanding Advances have been reimbursed in full; or (ii) the occurrence of a Cargo Payment Date.
6.	RESTRICTIONS
6.1.1
The Seller shall not be permitted to satisfy all or any part of the Advances or cancel all or any part of the Advance Amount except at the times, in the amounts and in the manner expressly provided for in this Agreement.

6.1.2	Unless a contrary indication appears in this Agreement, any part of the Advances which is satisfied or reimbursed may be re-advanced in accordance with the terms of this Agreement.
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6.1.3	Any amount paid, reimbursed or satisfied under this Agreement shall be made together with accrued interest on such amount together with any Break Costs.
7.	INTEREST
7.1	Calculation of interest
The rate of interest on each Advance for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:
7.1.1	Margin; and
7.1.2	Cost of Funds.
7.2	Satisfaction of interest
7.2.1	Accrued interest shall be due and payable in cash on the last day of each Interest Period for an Advance.
7.2.2	All accrued interest shall be due and payable in cash on the Maturity Date.
7.3	Default interest
7.3.1
If an Obligor fails to satisfy or pay any amount due by it under an Advance Document on its due date, default interest shall accrue to the fullest extent permitted by law on the Unsatisfied Amount and the outstanding Advance from the due date or the date on which the Event of Default occurred (as applicable) up to the date of actual satisfaction or payment (both before and after judgment) or the date the Event of Default is waived (as applicable). Default interest shall accrue in respect of an Unsatisfied Amount at a rate which, subject to Clause 7.3.2, is two per cent per annum higher than the rate which would have been applied by the Buyer if the Unsatisfied Amount had, during the period of non-payment or non-satisfaction, formed part of the Advances for successive Interest Periods, each of a duration selected by the Buyer acting reasonably. Default interest shall accrue in respect of the outstanding Advance at a rate of an additional two per cent. per annum above the rate of interest applicable under Clause 7.1 (Calculation of interest). Any interest accruing under this Clause 7.3 (Default interest) shall be immediately payable by the Obligor on demand by the Buyer.

7.3.2	If any Unsatisfied Amount consists of all or part of the Advances which became due on a day which was not the last day of an Interest Period relating to the relevant Advance:
(A)	the first Interest Period for that Unsatisfied Amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the relevant Advance; and
(B)
the rate of interest applying to the Unsatisfied Amount during that first Interest Period shall be two per cent per annum higher than the interest rate which would have applied if the Unsatisfied Amount had not become due.

7.3.3
Default interest (if unpaid) arising on an Unsatisfied Amount and the outstanding Advance will be compounded with the Unsatisfied Amount and outstanding Advance (as applicable) at the end of each Interest Period applicable to that Unsatisfied Amount and outstanding Advance, but will remain immediately due and payable.

7.4	Break Costs
7.4.1
The Seller shall, within three Business Days of demand by the Buyer, pay to the Buyer the Break Costs attributable to all or any part of an Advance or Unsatisfied Amount being paid or satisfied by the Seller on a day other than the last day of an Interest Period for that Advance or Unsatisfied Amount.

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7.4.2	The Buyer shall, as soon as reasonably practicable provide a certificate confirming the amount of Break Costs for any Interest Period in which they accrue.
8.	INTEREST PERIODS
8.1	Interest Periods
8.1.1
The first Interest Period for an Advance shall start on the first Utilisation Date for that Advance and end on the date that is one month after the Utilisation Date for that Advance or such other date agreed between the Buyer and the Seller and set out in the Utilisation Request for that Advance.

8.1.2
Each subsequent Interest Period for an Advance will start on the Utilisation Date for that Advance, or if already made, on the last day of its preceding Interest Period and will be for a period of one month or such shorter period notified by the Buyer to the Seller to ensure that the last day of the relevant Interest Period aligns with the Maturity Date.

8.1.3
If the Interest Periods of two or more Advances under the same Tranche end on the same date, those Advances will be consolidated into, and treated as, a single Advance under that Tranche on the last day of the relevant Interest Period.

8.1.4	No Interest Period for an Advance may extend beyond the Maturity Date.
8.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
9.	CHANGES TO THE CALCULATION OF INTEREST
9.1	Absence of quotations
If the applicable LIBOR for an Interest Period is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11am on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.
9.2	Market disruption
9.2.1	If a Market Disruption Event occurs in relation to the Advances for any Interest Period, then the rate of interest for the Interest Period shall be the percentage rate per annum which is the sum of:
(A)	the Margin; and
(B)
the rate notified to the Seller as soon as practicable, and in any event on the date falling two Business Days prior to the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the Buyer of funding the Advances from whatever source it may reasonably select.

9.2.2	If a Market Disruption Event occurs, the Buyer shall, as soon as is practicable, notify the Seller.
9.2.3	In this Agreement, “Market Disruption Event” means:
(A)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Buyer to determine LIBOR for the Interest Period; or

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(B)
before close of business in London on the Quotation Day for the relevant Interest Period, the Buyer determines acting reasonably and in good faith that the cost to it of funding the Advances (including under the Funding Agreement with the Buyer’s Funders) from whatever source it may reasonably select would be in excess of LIBOR.

9.3	Alternative basis of interest or funding
9.3.1
If a Market Disruption Event occurs and the Buyer or Seller so requires, the Buyer and the Seller shall enter into negotiations (for a period of not more than 90 days) with a view to agreeing a substitute basis for determining the rate of interest.

9.3.2	Any alternative basis agreed pursuant to Clause 9.3.1 shall, with the prior consent of the Buyer’s Funders (if applicable), be binding on all Parties.
10.	FEES
The Seller will pay to the Buyer the relevant fees in the amounts and at the times set out in the Fee Letters.
11.	TAX GROSS-UP AND INDEMNITIES
11.1	Definitions
11.1.1	In this Agreement:
“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under an Advance Document.
“Tax Payment” means either the increase in a payment made by an Obligor to the Buyer under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).
11.1.2	Unless a contrary indication appears, in this Clause 11 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.
11.2	Tax gross-up
11.2.1	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
11.2.2
The Seller shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Buyer accordingly. Similarly, the Buyer shall notify the Seller on becoming so aware in respect of a payment payable to that Buyer.

11.2.3
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

11.2.4
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

11.2.5
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Buyer evidence reasonably satisfactory to the Buyer that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

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11.3	Tax indemnity
11.3.1
The Seller shall (within three Business Days of demand by the Buyer) pay to the Buyer an amount equal to the loss, liability or cost which the Buyer determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Buyer in respect of an Advance Document.

11.3.2	Clause 11.3.1 shall not apply:
(A)
with respect to any Tax assessed on the Buyer under the law of the jurisdiction in which the Buyer is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Buyer is treated as resident for tax purposes, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Buyer; or

(B)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 11.2 (Tax gross-up).
11.3.3	If the Buyer makes, or intends to make a claim under Clause 11.3.1, it shall promptly notify the Seller of the event which will give, or has given, rise to the claim.
11.4	Tax Credit
If an Obligor makes a Tax Payment and the Buyer determines that:
11.4.1	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
11.4.2	the Buyer has obtained and utilised that Tax Credit,
the Buyer shall pay an amount to the Obligor which the Buyer determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.
11.5	Stamp taxes
The Seller shall pay and, within three Business Days of demand, indemnify the Buyer against any cost, loss or liability that the Buyer incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Advance Document.
11.6	Value added tax
11.6.1
All amounts expressed to be payable under an Advance Document by the Seller to the Buyer which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, if VAT is or becomes chargeable on any supply made by the Buyer to the Seller under an Advance Document and the Buyer is required to account to the relevant tax authority for the VAT, the Seller must pay to the Buyer (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and the Buyer must promptly provide an appropriate VAT invoice to the Seller).

11.6.2
Where an Advance Document requires the Seller to reimburse or indemnify the Buyer for any cost or expense, the Seller shall reimburse or indemnify (as the case may be) the Buyer for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Buyer reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

11.6.3
In relation to any supply made by the Buyer to the Seller under an Advance Document, if reasonably requested by the Buyer, the Seller must promptly provide the Buyer with details of the Seller’s VAT registration and such other

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information as is reasonably requested in connection with the Buyer’s VAT reporting requirements in relation to such supply.
12.	OTHER INDEMNITIES
12.1	Judgment currency
If any sum due from an Obligor under the Advance Documents or any order or judgment given or in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of:
12.1.1	making or filing a claim or proof against that Obligor;
12.1.2	obtaining an order or judgment in any court or other tribunal; or
12.1.3	enforcing any order or judgment given or made in relation to any litigation or arbitration proceedings, that Obligor shall, as an independent obligation within three Business Days of demand, indemnify and hold harmless the Buyer (including against any claims made by the Buyer’s Funders against the Buyer under the Funding Agreement) from and against any costs, loss or liability arising out of or as a result of any discrepancy between:
12.1.4	the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and
12.1.5
the rate or rates of exchange at which may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Advance Documents in a currency or currency unit other than that in which it is expressed to be payable.
12.2	Other indemnities
12.2.1
The Seller shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify the Buyer (including against any claims made by the Buyer’s Funders against the Buyer under the Funding Agreement) against any cost, loss or liability incurred by it as a result of:

(A)	the occurrence of any Default or investigating any event which it reasonably believes is a Default;
(B)	a failure by an Obligor to:
(1)	pay any amount due; or
(2)	meet its satisfaction or delivery obligations as envisaged under a Transaction Document on its due date; or
(C)
funding, or making arrangements to fund, the Utilisation requested by the Seller but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of wilful misconduct by the Buyer).

12.2.2
Unless such loss or liability is caused by the wilful misconduct of the Buyer or its Affiliate (or an employee or officer of the Buyer or Affiliate), the Seller shall promptly indemnify the Buyer, each Affiliate of the Buyer and each officer or employee of the Buyer or its Affiliate against any cost, loss or liability reasonably incurred by the Buyer or its Affiliate (or officer or employee of the Buyer or Affiliate) in connection with or arising out of the use of proceeds under the Advances or Transaction Security being taken over the Charged Property (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the

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use of proceeds under the Advances). Any Affiliate or any officer or employee of the Buyer or its Affiliate may rely on this Clause 12.2 (Other indemnities), notwithstanding Clause 1.4 (Third party rights) and the provisions of the Contracts (Rights of Third Parties) Act 1999.
13.	COSTS AND EXPENSES
13.1	Transaction expenses
The Seller shall promptly on demand pay the Buyer the amount of all costs and expenses (including legal fees) reasonably incurred by the Buyer in connection with the negotiation, preparation, printing, execution, registration and perfection of:
13.1.1
subject to the terms of the Fee Letter, the Transaction Security and any of the Transaction Documents (excluding the First Funding Agreement) referred to in this Agreement as at the date of this Agreement and any Funding Agreement (excluding the First Funding Agreement) and any other document executed in connection with any Funding Agreement (excluding the First Funding Agreement);

13.1.2	any other document executed in connection with the Transaction Documents after the date of this Agreement; and
13.1.3	any amendment, waiver or consent requested by an Obligor in connection with the Transaction Documents.
13.2	Enforcement and preservation costs
The Seller shall, within five Business Days of demand, pay to the Buyer the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Transaction Document and the Transaction Security and any proceedings instituted by or against the Buyer as a consequence of taking or holding the Transaction Security or enforcing these rights.
14.	ILLEGALITY
If it becomes unlawful in any applicable jurisdiction for the Buyer to perform any of its obligations as contemplated by this Agreement or it becomes unlawful in any applicable jurisdiction for a Buyer’s Funder to continue to maintain its participation in the loan under the Funding Agreement (an “Illegality Event”), then:
14.1.1	the Buyer shall promptly notify the Seller upon becoming aware of that event; and
14.1.2	the Seller shall reimburse the Buyer to the extent of the Advances (and any Break Costs) as soon as possible.
15.	INCREASED COSTS
15.1.1
The Seller shall, within five Business Days of a demand by the Buyer, pay for the account of the Buyer the amount of any Increased Costs incurred by the Buyer (including through any claim for increased costs made by the Buyer’s Funders under the Funding Agreement) as a result of:

(A)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement; or
(B)	compliance with any law or regulation made after the date of this Agreement.
15.1.2	In this Agreement “Increased Costs” means:
(A)	a reduction in the rate of return from the Advances or on the Buyer’s (or Buyer’s Funders) overall capital;
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(B)	an additional or increased cost; or
(C)	a reduction of any amount due and payable under any Advance Document, which is incurred or suffered by the Buyer, or the Buyer’s Funders, to the extent that it is attributable to the Buyer having entered into this Agreement or funding or performing its obligations under this Agreement, or in the case of the Buyer’s Funders, entering into the Funding Agreement or other similar agreement in relation to this Agreement or funding or performing its obligations under that agreement.
15.1.3	Clause 15.1.1 shall not apply to the extent any Increased Cost is:
(A)	attributable to a Tax Deduction required by law to be made by an Obligor; and
(B)
compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 11.3.2 applied); or

(C)	attributable to the wilful breach by the Buyer (or any Buyer’s Funder) of any law or regulation.
16.	GUARANTEE AND INDEMNITY
16.1	Guarantee and indemnity
Each Guarantor irrevocably and unconditionally jointly and severally:
16.1.1	guarantees to the Buyer the punctual performance by the Seller of all the Seller’s obligations under the Advance Documents;
16.1.2
undertakes with the Buyer that whenever the Seller does not pay any amount when due under or in connection with any Advance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

16.1.3
agrees with the Buyer that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Buyer immediately on demand against any cost, loss or liability it incurs as a result of the Seller not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Advance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 16 if the amount claimed had been recoverable on the basis of a guarantee.

16.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Advance Documents, regardless of any intermediate payment or discharge in whole or in part.
16.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by the Buyer in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 16 will continue or be reinstated as if the discharge, release or arrangement had not occurred.
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16.4	Waiver of defences
The obligations of each Guarantor under this Clause 16 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 16 (without limitation and whether or not known to it or the Buyer) including:
16.4.1	any time, waiver or consent granted to, or composition with, any Obligor or other person;
16.4.2	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
16.4.3
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

16.4.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
16.4.5
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Advance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Advance Document or other document or security;

16.4.6	any unenforceability, illegality or invalidity of any obligation of any person under any Advance Document or any other document or security; or
16.4.7	any insolvency or similar proceedings.
16.5	Immediate recourse
Subject to Clause 16.10 (Time frame for claims), each Guarantor waives any right it may have of first requiring the Buyer (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 16. This waiver applies irrespective of any law or any provision of an Advance Document to the contrary.
16.6	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Advance Documents have been irrevocably paid in full, the Buyer (or any trustee or agent on its behalf) may:
16.6.1
refrain from applying or enforcing any other moneys, security or rights held or received by it (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

16.6.2	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 16.
16.7	Deferral of Guarantors’ rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Advance Documents have been irrevocably paid in full and unless the Buyer otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Advance Documents or by reason of any amount being payable, or liability arising, under this Clause 16:
16.7.1	to be indemnified by an Obligor;
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16.7.2	to claim any contribution from any other guarantor of any Obligor’s obligations under the Advance Documents;
16.7.3
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Buyer under the Advance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Advance Documents by the Buyer;

16.7.4
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 16.1 (Guarantee and indemnity);

16.7.5	to exercise any right of set-off against any Obligor; and/or
16.7.6	to claim or prove as a creditor of any Obligor in competition with the Buyer
If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Buyer by the Obligors under or in connection with the Advance Documents to be repaid in full on trust for the Buyer and shall promptly pay or transfer the same to the Buyer or as the Buyer may direct for application in accordance with Clause 5 (Satisfaction of the Advances).
16.8	Release of Guarantors’ right of contribution
If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Advance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:
16.8.1
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Advance Documents; and

16.8.2
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Advance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Buyer under any Advance Document or of any other security taken pursuant to, or in connection with, any Advance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

16.9	Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Buyer.
16.10	Time frame for claims
16.10.1
Notwithstanding the above provisions of this Clause 16 (Guarantee and Indemnity), if the Parent is the borrower in respect of Indebtedness (other than Indebtedness incurred to its Affiliates) in excess of $20,000,000, then no claim under this Clause 16 (Guarantee and Indemnity) may be made against the Parent until at least 120 days have elapsed since the making of the first claim under this Clause 16 (Guarantee and Indemnity) against any other Guarantor.

The preceding sentence shall apply to each separate claim made under this Agreement and an unrelated claim against a Guarantor shall not apply to the time frame in the previous sentence.
16.10.2
The Buyer shall promptly do all such acts and execute all such documents as may reasonably be required by creditors of the Parent in respect of Indebtedness incurred by the Parent in excess of $20,000,000 (other than Indebtedness incurred to its Affiliates) in order to give effect to the

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postponement referred to in this Clause 16.10 (Time frame for claims) in favour of such creditors.

17.	SUBORDINATION OF INDEBTEDNESS AMONG OBLIGORS
17.1	Application
This Clause 17 (Subordination of Indebtedness among Obligors) shall only apply while a Default has occurred and is continuing.
17.2	Subordination of claims
At all times until the date on which all monies, obligations and liabilities now or hereafter due, owing or incurred by any Obligor to the Buyer under or pursuant to the Advance Documents have been irrevocably satisfied, reimbursed, paid and performed in full and any commitment of the Buyer to make any further Advances under the Advance Documents has been cancelled (and whether or not any default under any Indebtedness owed by any Obligor to any other Obligor shall have occurred and/or be continuing):
17.2.1	each Obligor shall not (save as otherwise agreed in writing by the Buyer):
(A)	demand or receive payment, prepayment, repayment or redemption of, or any distribution in respect of (or on account of) any Subordinated Claim;
(B)	discharge any Subordinated Claim by set-off;
(C)	permit to subsist or receive any security or any guarantee or other assurance against financial loss for, or in respect of, any Subordinated Claim save as permitted pursuant to Advance Documents;
(D)	accelerate any Subordinated Claim, otherwise declare any Subordinated Claim to be prematurely due and payable or enforce a Subordinated Claim by execution or otherwise;
(E)	petition for, initiate or support any steps taken with a view to any bankruptcy, composition, insolvency, reorganisation, dissolution or similar proceedings in respect of any Obligor;
(F)	apply for any order for an injunction or specific performance in respect of any Obligor in relation to any Subordinated Claim;
(G)	otherwise pursue any remedy for the recovery of any Subordinated Claim; or
(H)	otherwise take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired;
17.2.2	no Obligor may, other than as permitted by the Advance Documents (or as agreed in writing by the Buyer):
(A)	pay, prepay or repay, or make any distribution in respect of any Subordinated Claim; or
(B)	exercise any set-off against any Subordinated Claim;
17.2.3	if any Obligor:
(A)	receives a payment or distribution in cash or in kind of, or on account of, any Subordinated Claim;
(B)	receives the proceeds of any enforcement of Security or any guarantee or other assurance against financial loss in respect of any Subordinated Claim;
(C)	receives any payment or distribution in cash or in kind on account of the purchase or other acquisition of any Subordinated Claim from any Obligor; or
(D)	benefits from the discharge of any Subordinated Claim by set-off,

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then the relevant Obligor shall (save as otherwise agreed in writing by the Buyer), forthwith, pay to the Buyer for application against any amount owed by any Obligor to the Buyer an amount equal to the lesser of:
(1)	the outstanding unrecovered balance of all monies owed to the Buyer under the Advance Documents; and
(2)	the amount of such payment, distribution, benefits of set-off or proceeds set out in paragraphs (A) to (D) above;
and, pending such payment, shall hold such amounts on trust for the Buyer;
17.2.4
the Buyer may and is irrevocably authorised on behalf of each Obligor, at any time following an Event of Default which is continuing and has not been remedied or waived in accordance with the terms of the Advance Documents, to:

(A)	claim, enforce and prove for Subordinated Claims;
(B)	file claims and proofs, give receipts and take all such proceedings and do all such things as the Buyer may consider appropriate to recover Subordinated Claims; and
(C)	receive all distributions in respect of Subordinated Claims for application towards any amounts owed to the Buyer under the Advance Documents; and
17.2.5	any Subordinated Claim will be subordinate in right of repayment to any claims of the Buyer under the Advance Documents.
17.3	Information by Obligors in respect of Subordinated Claims
17.3.1
Each Obligor in respect of any Subordinated Claim will, promptly upon becoming aware of the same, notify the Buyer of the occurrence of any event of default or potential event of default (howsoever described) or mandatory prepayment event or other event entitling that Obligor to demand prepayment or repayment of any Subordinated Claim prior to its specified maturity.

17.3.2	Each Obligor in respect of any Subordinated Claim will on the written request by the Buyer notify the Buyer in writing of details of the amount of the Subordinated Claim.
17.4	Continuing subordination
The subordination provisions in this Agreement constitute continuing subordination arrangements and will extend to the ultimate balance of sums payable by any Obligor under the Advance Documents, regardless of any intermediate payment or discharge in whole or in part.
17.5	Subordination: waiver of defences
The subordination arrangements in this Agreement and the obligations of each Obligor in respect of any Subordinated Claim under this Agreement will not be affected by (and the intention of each Obligor is that its obligations shall continue in full force and effect notwithstanding) any act, omission, matter or thing which but for this Clause 17, would reduce, release or prejudice the subordination or any of those obligations in whole or in part, including without limitation:
17.5.1	any time, waiver or consent granted to, or composition with, any Obligor or any other person;
17.5.2	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor or any other person;
17.5.3
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or any other person or any non-presentation or non-observance of

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any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
17.5.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
17.5.5
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Advance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Advance Document or other document or security;

17.5.6	any unenforceability, illegality or invalidity of any obligation of any person under any Advance Document or any other document or security; or
17.5.7	any insolvency or similar proceedings.
17.6	Subordination: immediate recourse
Each Obligor in respect of any Subordinated Claim waives any right it may have of first requiring the Buyer to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this subordination, of the security conferred by the Transaction Security Documents or of the obligations of the Obligors in respect of any Subordinated Claim under this Agreement. The Buyer may refrain from applying or enforcing any money, rights or security.
18.	REPRESENTATIONS
18.1	General
Each Obligor makes the representations and warranties set out in this Clause 18 (Representations) to the Buyer.
18.2	Status
18.2.1	It is a limited liability company and is duly incorporated and validly existing under the law of its Original Jurisdiction.
18.2.2	It has the power to own its assets and carry on its business as it is being conducted.
18.3	Binding obligations
Subject to the Legal Reservations, the obligations expressed to be assumed by it and each Transaction Party in each Transaction Document are, as from the date they are entered into, legal, valid, binding and enforceable obligations.
18.4	Non-conflict with other obligations
The entry into and performance by it or any Transaction Party (as applicable) of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:
18.4.1	any law or regulation applicable to it including the legislation establishing its or any Transaction Party’s incorporation;
18.4.2	its or any Transaction Party’s constitutional documents; or
18.4.3
any agreement, resolution or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

18.5	Power and authority
18.5.1	It and each Transaction Party has the power to enter into, perform and deliver, and has taken all necessary action to authorise its and each Transaction Party’s
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entry into, performance and delivery of, the Transaction Documents and the transactions contemplated by those Transaction Documents.
18.5.2	No limit on its or any Transaction Party’s powers will be exceeded as a result of:
(A)	incurring the liabilities and performing its or, as applicable, the obligations of any Transaction Party as contemplated by the Transaction Documents; or
(B)	the grant of security or giving of guarantees contemplated by the Transaction Documents.
18.6	Validity and admissibility in evidence
18.6.1	All Authorisations and any other acts, conditions or things required or desirable:
(A)	to enable it and each Transaction Party to lawfully enter into, exercise its rights and comply with its obligations in the Transaction Documents; and
(B)	to make the Transaction Documents admissible in evidence in its Relevant Jurisdictions, have been obtained, effected, done, fulfilled or performed and are in full force and effect.
18.6.2	All Authorisations necessary for the conduct of the business, trade and ordinary activities of it and each member of the Group have been obtained or effected and are in full force and effect.
18.7	Governing law and enforcement
18.7.1	The choice of governing law of the Transaction Documents will be recognised and enforced in its Relevant Jurisdictions.
18.7.2
Any judgment obtained in relation to a Transaction Document in the relevant jurisdiction as specified in that Transaction Document will be recognised and, subject to the fulfilment of the relevant exequatur procedure, enforced in its Relevant Jurisdictions.

18.8	Suspension of payments
No:
18.8.1	corporate action, legal proceeding or other procedure or step described in Clause 23.7.1 (Corporate action and other proceedings); or
18.8.2	creditors’ process described in Clause 23.8 (Creditors’ process), has been taken or, to its knowledge, threatened in relation to it or to any member of the Group and none of the circumstances described in Clause 23.6 (Suspension of payments) applies to it or to any member of the Group.
18.9	No filing or stamp taxes
Under the laws of the Relevant Jurisdictions, it is not necessary that the Transaction Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Transaction Documents or the transactions contemplated by the Transaction Documents.
18.10	Deduction of Tax
As at the date of this Agreement, it is not required to make any deduction for or on account of Tax from any payment it may make or other satisfaction of amounts under any Advance Document to the Buyer.
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18.11	No default
18.11.1
No Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

18.11.2
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any member of the Group or to which its or any member of the Group’s assets are subject which might have a Material Adverse Effect.

18.12	No misleading information
18.12.1
All written or oral information provided by or on its behalf for the purposes of the Transaction Documents was true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

18.12.2	Nothing has occurred and no information has been given that has resulted in the information referred to Clause 18.12.1 being untrue or misleading in any material respect.

18.13	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any member of the Group.
18.14	No breach of laws
18.14.1	Neither it nor any member of the Group has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

18.14.2	The Advance Documents and the purposes of the Advances as set out in Clause 2.3 (Purpose) comply with all applicable laws and regulations of each Relevant Jurisdiction.

18.14.3
No labour or other form of industrial disputes which, if adversely determined, are reasonably likely to have a Material Adverse Effect are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against it or any member of the Group.

18.15	Taxation
18.15.1	It is not overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax.

18.15.2
No claims or investigations are being, or are reasonably likely to be, made or conducted against it or any member of the Group with respect to Taxes such that a liability of, or claim against, it is reasonably likely to have a Material Adverse Effect.

18.15.3	It is resident for Tax purposes only in its Original Jurisdiction.

18.16	Security and Indebtedness
18.16.1	Subject to Clause 18.16.6, as at the date of this Agreement, no Security exists over all or any of any Transaction Party’s present or future assets other than Security permitted by this Agreement.
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18.16.2	Subject to Clause 18.16.6, as at the date of this Agreement, neither it nor any member of the Group has any Indebtedness outstanding other than the Permitted Indebtedness.

18.16.3
Without limiting the generality of Clause 18.3 (Binding obligations), subject to the Legal Reservations, each Transaction Security Document creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

18.16.4	The Transaction Security has or will have first-ranking priority and is not subject to any prior ranking or pari passu ranking Security.

18.16.5
It and each Transaction Party (as applicable) is the sole legal and beneficial owner of the respective assets over which it purports to grant Security free from any claims, third party rights or competing interests other than Permitted Security.

18.16.6	Clauses 18.16.1 and 18.16.2 do not apply to the Parent.

18.17	Good title to assets
18.17.1
It has and each member of the Group has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary (i) to carry on its business as currently conducted and (ii) to enter into the Transaction Documents, in each case, where failure to have so has or is reasonably likely to have a Material Adverse Effect.

18.17.2	The Seller is, at the time of each delivery of the Crude Oil under the Commercial Contracts, the sole, lawful and beneficial owner of such Crude Oil.

18.18	Anti-corruption law
It and each member of the Group has conducted and conducts its businesses in compliance with applicable anti-corruption laws and has instituted and maintained and maintains policies and procedures designed to promote and achieve compliance with such laws.
18.19	No adverse consequences
18.19.1	It is not necessary under the laws of the Relevant Jurisdictions:

(A)	in order to enable the Buyer to enforce its rights under any Transaction Document; or
(B)	by reason of the execution of any Transaction Document or the performance by it of its obligations under any Transaction Document, that the Buyer should be licensed, qualified or otherwise entitled to carry on business in any of the Relevant Jurisdictions.
18.19.2
The Buyer is not and will not be deemed to be resident, domiciled or carrying on business in the Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Transaction Document.

18.20	Essential Contracts
18.20.1	Each of the Essential Contracts remains in full force and effect and has not been amended, varied or superseded by any another agreement, letter or other document prior to the date of this Agreement.

18.20.2
Neither it nor any other member of the Group is party to any subsisting commercial contract or offtake arrangements in respect to the marketing of crude oil from the Petroleum Assets, other than pursuant to the Advance Documents.

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18.21	Pari passu ranking
Each Transaction Party’s payment obligations under the Transaction Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
18.22	Environmental laws
18.22.1
It and each member of the Group is in compliance with Clause 22.15 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

18.22.2
No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against it or any member of the Group where that claim has or is reasonably likely, if determined against it or any member of the Group, to have a Material Adverse Effect.

18.23	Sanctions
18.23.1	Neither it nor any other member of the Group or its or any other member of the Group’s directors and employees is a Sanctioned Person or acts directly or indirectly on behalf of a Sanctioned Person.

18.23.2
Save as disclosed in writing to the Buyer before the date of this Agreement, neither it nor any other member of the Group is incorporated, located or resident in a country which is subject to Sanctions.

18.23.3
It and each other member of the Group is in compliance with all applicable Sanctions and is not engaged in any activities that would reasonably be expected to result in it or any member of the Group being designated as a Sanctioned Person.

18.24	Financial Statements
18.24.1	The Original Financial Statements were prepared in accordance with the IFRS consistently applied.

18.24.2	The Original Financial Statements fairly represent the financial condition of the Parent as at the end of the relevant financial year and operations during the relevant financial year.

18.24.3	There has been no material adverse change in its business or financial condition or business of the Seller since 30 September 2016.

18.25	Immunity
18.25.1
The execution by it of each Transaction Document to which it is a party constitutes, and the exercise by it of its rights and performance of its obligations under each Transaction Document will constitute, private and commercial acts performed for private and commercial purposes.

18.25.2
It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in any Relevant Jurisdiction in relation to any Transaction Document to which it is a party.

18.26	Seller Production Forecast
The most recent Seller Production Forecast:
18.26.1	is based on assumptions the Seller considers to be reasonable;

18.26.2	has been prepared in good faith and with due care;
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18.26.3	fairly represents the Seller’s expectations as at the date the Seller Production Forecast is produced; and

18.26.4	did not, when delivered to the Buyer, omit any information which, if disclosed, would make the information included in the Seller Production Forecast untrue or misleading in any material respect.

18.27	Times when representations made
18.27.1	All the representations and warranties in this Clause 18 (Representations) are made by each Obligor on the date of this Agreement.

18.27.2
The Repeating Representations are deemed to be made by each Obligor (i) on the date of the first Utilisation Request, (ii) on the date of each Utilisation Request, (iii) on each Utilisation Date and (iv) on the first day of each Interest Period.

18.27.3
The Seller makes the representation and warranty set out in Clause 18.26 (Seller Production Forecast) to the Buyer on each date on which a Seller Production Forecast is delivered to the Buyer with respect to that Seller Production Forecast.

18.27.4
Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

19.	INFORMATION UNDERTAKINGS
The undertakings in this Clause 19 (Information Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Advance Documents.
19.1	Financial statements
The Seller shall supply to the Buyer as soon as they are available:
19.1.1
and no later than 120 days after the end of its fiscal year, a copy of the Parent’s audited financial statements (including, if applicable, consolidated financial statements and supplemental segmented reporting for the Group); and

19.1.2
and no later than 60 days after the end of each period of six months ending on 30 June, a copy of the Parent’s management prepared financial statements (including consolidated financial statements and supplemental segmented reporting for the Group).

19.2	Requirements as to financial statements
The Seller shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using IFRS.
19.3	Information: miscellaneous
The Seller shall supply to the Buyer:
19.3.1
at the same time as they are dispatched, copies of all documents dispatched by the Seller to its shareholders or stakeholders generally (or any class of them) or dispatched by the Seller to its creditors generally;

19.3.2
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

19.3.3	promptly on request, such further information regarding the financial condition, assets and operations of the Seller and each member of the Group (including
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any requested amplification or explanation of any item in any financial statements, budgets, forecasts or other material provided by the Seller under this Agreement and an up to date copy of its shareholders’ register (or equivalent in its Original Jurisdiction));
19.3.4	as soon as available or otherwise promptly upon request:
(A)	the twelve month forecast production crude oil output from the Petroleum Assets;
(B)	the forecast lifting plan; and
(C)	information regarding production, volumes, capex, opex, budgets, operating performance, timing of deliveries, etc. related to the Essential Contracts;
19.3.5	quarterly, historical production reports prepared by the Seller in respect of the Petroleum Assets;
19.3.6	such further information as the Buyer may request in connection with the Petroleum Assets, the Terminal and any other information in connection with the Crude Oil Allocation;
19.3.7	such information as the Buyer may reasonably require about the Charged Property and compliance of the Seller with the terms of any Transaction Security Document; and
19.3.8	quarterly, the Seller’s inventory balances at the Terminal.
19.4	Information: Essential Contracts
The Seller shall:
19.4.1
promptly notify the Buyer with details of any change to the terms of the Essential Contracts and provide a copy of any proposed documentation which effects any change to the terms of the Essential Contracts;

19.4.2	promptly upon receiving the relevant details regarding the Crude Oil Allocation for the applicable Prepayment Period, provide the same to the Buyer;
19.4.3	promptly, and no later than five Business Days after its issue to the Seller, provide to the Buyer a copy of each Delivery Plan issued by EGPC;
19.4.4
at the same time as it is issued by the Seller, provide a copy of any notice or correspondence sent to the Terminal Operator in connection with the Transaction Documents or any Cargoes to be sold to the Buyer under the Transaction Documents;

19.4.5
promptly, and no later than five Business Days after receiving a request from the Buyer, an information update on any material event affecting the operation of the Terminal including, without limitation, any suspension of operations or any material environmental issue affecting the Terminal; and

19.4.6	promptly notify the Buyer with details of any change to the information provided to the Buyer under Clauses 19.4.2, 19.4.3, 19.4.4 and 19.4.5.
19.5	Notification of Default
19.5.1
Each Obligor shall notify the Buyer of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

19.5.2
Promptly upon a request by the Buyer, the Seller shall supply to the Buyer a certificate signed by one director or Authorised Signatory on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

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19.6	Information: Reserves Reports
19.6.1	The Seller shall procure that a Reserves Report is commissioned, at its expense, and prepared:
(A)	on an annual basis, as of 31 December of each year; and
(B)
if the Buyer (acting reasonably) is of the opinion that there has been a material adverse change in the Proven Reserves, the Proven plus Probable Reserves, the Petroleum Assets, the Other Petroleum Assets or the projected production from the Petroleum Assets or the Other Petroleum Assets for any 12-month period prior to the Maturity Date or for the period from the date of forming such opinion until the Maturity Date, in each case which is reasonably expected to result in a breach of the Cover Ratio or any Financial Covenant at any time prior to the Maturity Date.

19.6.2	The Seller shall use its reasonable endeavours to ensure that each Reserves Report which is commissioned and prepared:
(A)	pursuant to Clause 19.6.1(A), is delivered to Buyer on or before the first Quarter End Date to occur after the 31 December as of which that Reserves Report is be prepared; and
(B)	pursuant to Clause 19.6.1(B), is delivered to the Buyer within 60 days of the same being required by the Buyer.
19.7	Seller Production Forecast
No earlier than 15 Business Days before, and no later than five Business Days before each Budget Update Date, the Seller shall supply to the Buyer a Seller Production Forecast relating to that Budget Update Date.
20.	COVER RATIO
20.1	Cover Ratio Definitions
In this Clause 20:
“Available Production Value” means, at any time, the value of Crude Oil forecast in the most recent Seller Production Forecast to be produced by the Seller for the applicable Prepayment Period as calculated by the Buyer (acting reasonably).
For the purpose of this definition the price assumptions to be used by the Buyer to calculate such Available Production Value shall (i) be the Adjusted Brent Forward Curve or such other lower price, not more than $4 lower, if the Buyer reasonably believes that such export price does not reflect the current market conditions; and (ii) take into account any Hedging Transaction entered into by the Seller with respect to Crude Oil produced during the applicable Prepayment Period.
“Cover Ratio” means:
    Available Production Value
Prepayment Service Obligations
“Prepayment Service Obligations” means, at any time, the aggregate of:
(a)	the principal outstanding of the Advances at that time;
(b)	any costs, fees, expenses, interest and other amounts which are outstanding or due to be satisfied under the Transaction Documents; and
(c)	any of the items referred to in (b) above which are forecast to be outstanding or due to be paid or satisfied during the applicable Prepayment Period.
“Test Date” means:
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(a)	each date which is five Business Days before a Cargo Payment Date; and
(b)
each other date on which the Buyer requests that the Seller provides a Cover Ratio Certificate under Clause 20.2 (Cover Ratio Certificate), provided that the Buyer may not make such request more than once in any three month period.

20.2	Cover Ratio Certificate
On each Test Date, the Seller shall supply to the Buyer a Cover Ratio Certificate setting out (in reasonable detail) computations as to compliance with the Cover Ratio as at the next Cargo Payment Date or such other date the Buyer requests.
20.3	Cover Ratio Compliance
The Seller must ensure that at all times until the Maturity Date, the Cover Ratio is not less than 1.25:1.
20.4	Top-Up
If, at any Test Date, the Cover Ratio is less than 1.25:1, the Seller shall, by the next Cargo Payment Date, or if sooner the date that is three months after that Test Date (the “Top-Up Period”):
20.4.1	reimburse in cash the relevant portion of the Advances by giving the Buyer at least five Business Days’ notice; and/or
20.4.2	amend the Initial Commercial Contract to extend its duration and amend the Maturity Date under this Agreement, in each case, so as to ensure that the Cover Ratio, if retested as at the relevant Test Date but taking account of the actions above, would be in compliance with Clause 20.3 (Cover Ratio Compliance), as tested by reference to a Cover Ratio Certificate delivered by the Seller to the Buyer not later than the last day of the Top-Up Period.
21.	FINANCIAL COVENANTS
21.1	Financial ratios
The Seller shall ensure that:
21.1.1
the ratio of the Parent’s total consolidated Indebtedness (calculated by including any outstanding letters of credit or bank guarantees and adding back any cash held by the Parent on a consolidated basis) on each Financial Covenant Test Date to the Parent’s consolidated net cash generated by (used in) operating activities (where net cash generated includes the fair market value of inventory held as at the Financial Covenant Test Date) for the Relevant Period ending on that Financial Covenant Test Date will not exceed 4.0:1.0;

21.1.2
the ratio of Current Assets of the Parent on a consolidated basis (calculated, in the case of inventory, by adjusting the value to market value) to Current Liabilities of the Parent on a consolidated basis on each Financial Covenant Test Date will not be less than 1.0:1.0; and

21.1.3	the ratio of the Non-Group Consolidated Asset Value to the aggregate amount of Indebtedness outstanding under the Advance Documents on each Financial Covenant Test Date will not be less than 2.0:3.0.
21.2	Definitions
For the purposes of this Agreement:
“2P NPV10 Non-Group Reserves” means the present value of:
(a)	the revenues forecast to be generated from the Proven plus Probable Reserves from the Other Petroleum Assets; less
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(b)
the estimated operating and capital expenditure required to be incurred in connection with the recovery of such Proven plus Probable Reserves and/or the achievement of such production profiles from the Other Petroleum Assets, as shown in the most recent Reserves Report, calculated using the Independent Engineering Consultant’s forecast prices included in such Reserves Report, and discounted using a discount rate of 10% per annum.
“Current Assets” means, in relation to the Parent on a consolidated basis, the aggregate value of the current assets which are reasonably expected to be realised, consumed or sold in the ordinary course of the trading activities of the Parent on a consolidated basis within one year of the date from which any calculation falls to be made and cash at bank but excluding any amounts arising as a result of the mark to market value of Hedging Transactions.
“Current Liabilities” means, in relation to the Parent on a consolidated basis, the aggregate value of the current liabilities which are reasonably expected to be repayable or payable within one year of the date from which any calculation falls to be made but excluding amounts payable or repayable under this Agreement in such period and any amounts arising as a result of the mark to market value of Hedging Transactions.
“Financial Covenant Test Date” means each of the following dates occurring on or after 30 June 2017:
(a)	each of 30 June and 31 December; and
(b)
each other date on which the Buyer requests that the Seller provides a Financial Covenant Certificate under Clause 21.3 (Financial Covenant Certificate), provided that the Buyer may not make such request more than once in any twelve month period.

“Financial Quarter” means the period commencing on the day after one Financial Quarter Date and ending on the next Financial Quarter Date.
“Financial Quarter Date” means 31 March, 30 June, 30 September and 31 December.
“Non-Group Consolidated Asset Value” means:
(a)	the 2P NPV10 Non-Group Reserves; plus
(b)	the Current Assets; less
(c)	the Current Liabilities; less
(d)	the Non-Group Third Party Indebtedness.
“Non-Group Third Party Indebtedness” means the aggregate amount outstanding of all Indebtedness incurred by the Parent and its Subsidiaries which are not members of the Group (calculated by including any outstanding letters of credit or bank guarantees and adding back cash held by the Parent and its Subsidiaries which are not members of the Group on a combined basis) but excluding Indebtedness under the Advance Documents, Indebtedness to Affiliates and Indebtedness which is included in the calculation of Current Liabilities.
“Relevant Period” means each period of four consecutive Financial Quarters ending on a Financial Covenant Test Date.
21.3	Financial Covenant Certificate
On each date on or after 30 June 2017 on which the Seller is required to deliver financial statements under Clause 19.1 (Financial statements), the Seller shall supply to the Buyer a Financial Covenant Certificate setting out (in reasonable detail) computations as to compliance with the Financial Covenants as at the most recent Financial Covenant Test Date.
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21.4	Interpretation
21.4.1
Each calculation for the purposes of this Clause 21 (Financial Covenants) shall be made on the basis that figures shall be expressed in dollars and, where any currency has to be converted into dollars for this purpose, such conversion shall be made at the rate of exchange applied in the financial statements most recently delivered to the Buyer pursuant to Clauses 19.1.1 or 19.1.2 (Financial Statements) (as the case may be).

21.4.2
Indebtedness, Current Assets, Current Liabilities and the Parent’s consolidated net cash generated by (used in) operating activities shall be calculated and interpreted on a consolidated basis in accordance with IFRS, unless expressly provided to the contrary and shall be determined (except as needed to reflect the terms of this Clause 21 (Financial Covenants)) from the financial statements of the Seller delivered under Clauses 19.1.1 or 19.1.2 (Financial statements).

21.4.3
If there is a dispute as to any interpretation of or computation for this Clause 21 (Financial Covenants) (including any dispute as to the correctness of any certificate delivered under Clause 19.2 (Requirements as to financial statements)), the interpretation or computation of the Buyer (acting reasonably and absent manifest error) shall prevail.

22.	GENERAL UNDERTAKINGS
The undertakings in this Clause 22 (General Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding or remains unpaid under the Advance Documents.
22.1	Authorisations
Each Obligor shall (and shall ensure that each Transaction Party shall) promptly:
22.1.1	obtain, comply with and do all that is necessary to maintain any Authorisations in full force and effect; and
22.1.2	supply certified copies to the Buyer of any Authorisation required under any law or regulation of a Relevant Jurisdiction, to enable it and each Transaction Party to perform its obligations under the Transaction Documents, ensure the legality, validity and enforceability or admissibility in evidence of any Transaction Document and carry on its business.
22.2	Compliance with laws
Each Obligor shall (and shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject where failure to comply would or would reasonably be expected to have a Material Adverse Effect.
22.3	Merger
No Obligor shall and each Obligor shall ensure that no member of the Group shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a solvent amalgamation, demerger, merger, consolidation or corporate reconstruction of the Parent in circumstances where (i) the Parent is the surviving entity; or (ii) the surviving entity accedes to the Advance Documents or otherwise assumes the obligations of the Parent under the Advance Documents on terms satisfactory to the Buyer.
22.4	Change of business
Each Obligor shall procure that no substantial change is made to the general nature of the business of the Seller or any member of the Group from that carried on by the Seller and the Group at the date of this Agreement.
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22.5	Joint ventures
The Seller shall not (and shall ensure that no member of the Group shall) enter into any profit-sharing arrangement in relation to its or any member of the Group’s Crude Oil Allocation or any partnership or joint venture with any other person in relation to its or any member of the Group’s Crude Oil Allocation other than any such profit-sharing arrangement, partnership, farmout, sale or joint venture entered into (i) in relation to the Seller’s or any member of the Group’s interest in the Western Desert Assets; or (ii) with the prior consent of the Buyer.
22.6	Preservation of assets
The Seller shall (and each Obligor shall ensure that each member of the Group shall) maintain, in good working order and condition (ordinary wear and tear excepted) and in accordance with international best practice, all of its assets necessary or desirable in the conduct of its business.
22.7	Indebtedness
22.7.1	Subject to Clause 22.7.2, the Seller shall not (and shall ensure no member of the Group shall) incur any Indebtedness other than Permitted Indebtedness.
22.7.2	Clause 22.7.1 does not apply to the Parent.
22.8	Pari passu ranking
Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of the Buyer against it and any Transaction Party under the Transaction Documents rank at least pari passu with the claims of all its and any Transaction Party’s other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies in its jurisdiction.
22.9	Negative pledge
22.9.1
The Seller shall ensure that all Crude Oil to be delivered under any Commercial Contract remains at all times Unrestricted until the end of the Commercial Contract and that it shall not and it shall ensure that no member of the Group shall dispose, lend or otherwise transfer any of its entitlement to Crude Oil to any other person until the end of the Commercial Contract.

22.9.2	Except as provided in Clause 22.9.4, the Seller shall not, and shall ensure that no member of the Group will create or permit to subsist any Security over any of its assets.
22.9.3	Except as provided in Clause 22.9.4, the Seller shall not, and shall ensure that no member of the Group will:
(A)	dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a member of the Group;
(B)	dispose of any of its receivables on recourse terms;
(C)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(D)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Indebtedness or of financing the acquisition of an asset.
22.9.4	Clauses 22.9.2 and 22.9.3 shall not apply to Permitted Security.
22.10	Security
22.10.1	The Seller shall procure that promptly following the entry into of any Hedging Agreement by any member of the Group a first ranking security assignment

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over that Group member’s rights under such Hedging Agreement is granted for the benefit of the Buyer.
22.11	Disposals
22.11.1
The Seller shall not and shall ensure that no member of the Group shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset which is the subject of the Transaction Documents or the Petroleum Assets.

22.11.2
Without prejudice to Clause 22.11.1, the Seller shall not and shall ensure that no member of the Group shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset which would have a Material Adverse Effect.

22.11.3	Clauses 22.11.1 and 22.11.2 shall not apply to Permitted Disposals.
22.12	Compliance with agreements
The Seller shall comply with its obligations under the Essential Contracts and any other agreement to which it is party in the manner and at the times provided for therein and shall not take or omit to take any action in respect of the Essential Contracts, in each case where failure to comply, take or not take action has or is reasonably likely to have a Material Adverse Effect.
22.13	Maintenance of rights
22.13.1
Subject to any contractual arrangements to which it must comply, the Seller shall and shall ensure that each member of the Group will diligently pursue any remedies available to them in respect of any breach or claim arising in relation to the delivery of Crude Oil to the Seller or any member of the Group under any supply or production contract or equity interests under which it or any member of the Group is entitled to receive Crude Oil to the extent that any failure to pursue such remedies might reasonably be expected to impact the Seller’s ability to comply with its delivery obligations under the Commercial Contracts.

22.13.2
The Seller shall and shall ensure that each member of the Group will ensure that it takes all reasonable steps in respect of any equity interests to ensure that the Seller or any member of the Group has, at all times, access to sufficient Crude Oil to comply with its obligations under the Transaction Documents.

22.14	Filing or stamp taxes
22.14.1
If applicable, the Seller will stamp each Transaction Document (other than any Utilisation Request) in each Relevant Jurisdiction within 30 days of the date of the execution of a Transaction Document, to ensure that each of the relevant Transaction Documents are legal, valid, binding, enforceable and admissible into evidence in the courts of the Relevant Jurisdictions.

22.14.2
The Seller will, upon request of the Buyer promptly pay any stamp, registration, notarial or similar Taxes or fees payable on or in relation to the Transaction Documents and any other documents entered into by the Buyer with the Buyer’s Funders in connection with the Funding Agreement.

22.15	Environmental compliance
The Seller shall (and shall ensure that each member of the Group will):
22.15.1	comply with all Environmental Law;
22.15.2	obtain, maintain and ensure compliance with all requisite Environmental Permits;
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22.15.3	implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect.
22.16	Environmental claims
The Seller shall (and shall ensure that each member of the Group will), promptly upon becoming aware of the same, inform the Buyer in writing of:
22.16.1	any Environmental Claim against it or any member of the Group which is current, pending or threatened; and
22.16.2	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it or any member of the Group, where the claim, if determined against it or any member of the Group, has or is reasonably likely to have a Material Adverse Effect.
22.17	Compliance with Sanctions
The Seller shall and shall ensure that each member of the Group shall:
22.17.1	comply in all respects with all applicable Sanctions;
22.17.2	not, and shall not permit or authorise any other person, directly or indirectly, to use, lend, make payments of, or otherwise make available, all or any part of the proceeds of the Facility:
(A)	in connection with any trade, business or other activities with or for the benefit of any Sanctioned Person; or
(B)
in any other manner that could result in the Seller, any member of the Group, the Buyer or any of the Buyer’s Funders being in breach of any Sanctions, being subject to any penalties or restrictive measures being imposed pursuant to Sanctions or being designated as a Sanctioned Person;

22.17.3	not use any revenue or benefit derived from any activity or dealing with a Sanctioned Person, to discharge any obligation due to the Buyer;
22.17.4
to the extent permitted by law, promptly upon becoming aware of them, provide to the Buyer details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority; and

22.17.5	maintain in effect policies and procedures reasonably designed to ensure compliance by it with applicable Sanctions.
22.18	Insurance
22.18.1
The Seller shall (and shall ensure that each other member of the Group shall) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies acting in a commercially reasonable manner and carrying on the same or substantially similar business in The Arab Republic of Egypt.

22.18.2	All insurances must be with reputable independent insurance companies or underwriters.
22.19	“Know your customer checks”
Each Obligor will, promptly upon request of the Buyer, supply or procure the supply of, such documentation and other evidence as is reasonably requested by a Buyer’s Funder in order for such Buyer’s Funder or any prospective Buyer’s Funder to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the
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Funding Agreement or the documents entered into in connection with the Funding Agreement.
22.20	Further assurance
22.20.1
Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Buyer may reasonably specify (and in such form as the Buyer may reasonably require in favour of the Buyer or its nominee(s)):

(A)
to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents or for the exercise of any rights, powers and remedies of the Buyer provided by or pursuant to the Transaction Documents or by law: and/or

(B)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.
22.20.2
Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Buyer by or pursuant to the Transaction Security Documents.

23.	EVENTS OF DEFAULT
Each of the events or circumstances set out in this Clause 23 (Events of Default) is an Event of Default (save for Clause 23.17 (Acceleration) and Clause 23.18 (Seller to continue to perform)).
23.1	Non-payment
An Obligor does not pay, on its due date, any amount payable pursuant to a Transaction Document, unless such non-payment is due solely to administrative error or technical delays in the transmission of funds and payment is made within three Business Days of its due date.
23.2	Cover Ratio
The Seller does not comply with any term of Clause 20 (Cover Ratio) provided that no Event of Default shall occur in respect of Clause 20.3 (Cover ratio compliance) if the Buyer complies with its obligations under Clause 20.4 (Top-Up) within the Top-Up Period.
23.3	Other obligations
23.3.1
An Obligor or any of its Affiliates which is party to an Essential Contract does not comply with any provision of the Transaction Documents or the Essential Contracts to which it is a party (other than those referred to in Clause 23.1 (Non-payment) or 23.2 (Cover Ratio)).

23.3.2	No Event of Default under Clause 23.3.1 shall occur if the failure is capable of remedy and is remedied to the reasonable satisfaction of the Buyer within 15 days of the earlier of:
(A)	the Buyer giving notice to the Seller; and
(B)	the Seller becoming aware of the failure to comply.
23.4	Misrepresentation
23.4.1
Any representation or statement made or deemed to be made by an Obligor in the Transaction Documents or any other document delivered by or on behalf of the Seller under or in connection with any Transaction Document is or proves to have been incorrect or misleading when made or deemed to be made.

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23.4.2
No Event of Default under Clause 23.4.1 shall occur if the misrepresentation or misstatement is capable of remedy and is remedied to the reasonable satisfaction of the Buyer within 15 days of the earlier of:

(A)	the Buyer giving notice to the Seller; and
(B)	the Seller becoming aware of the failure to comply.
23.5	Cross-default
23.5.1	Any Indebtedness of an Obligor or any member of the Group is not paid when due nor within any agreed grace period.
23.5.2	Any Indebtedness of an Obligor or any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
23.5.3
Any commitment for any Indebtedness of an Obligor or any member of the Group is cancelled or suspended by a creditor of an Obligor or any member of the Group as a result of an event of default (however described).

23.5.4	Any creditor of an Obligor or any member of the Group becomes entitled to declare any Indebtedness of an Obligor or any member of the Group due and payable prior to its specified maturity.
23.5.5
No Event of Default will occur under this Clause 23.5 (Cross-default) if the amount of Indebtedness or commitment for Indebtedness falling within Clauses 23.5.1 to 23.5.4 above is, individually or in aggregate is less than $2,500,000 (or its equivalent in any other currency or currencies) or, in the case of the Parent only, $20,000,000 (or its equivalent in any other currency or currencies).

23.6	Suspension of payments
23.6.1	An Obligor or any member of the Group:
(A)	is unable or admits inability to pay its debts as they fall due;
(B)	is deemed to, or is declared to, be unable to pay its debts under applicable law;
(C)	by reason of actual or anticipated financial difficulties, suspends or threatens to suspend making payments on any of its debts; or
(D)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Buyer in its capacity as such) with a view to rescheduling any of its indebtedness.

23.6.2	The value of the assets of an Obligor or any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).
23.6.3
A moratorium is declared in respect of any indebtedness of an Obligor or any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

23.7	Corporate action and other proceedings
23.7.1	Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(A)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor or any member of the Group;

(B)	a composition, compromise, assignment or arrangement with any creditor of an Obligor or any member of the Group;
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(C)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any asset of an Obligor or any member of the Group; or
(D)	enforcement of any Security over any assets of an Obligor or any member of the Group, or any analogous procedure or step is taken in any jurisdiction.
23.7.2	Clause 23.7.1 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.
23.8	Creditors’ process
Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Obligors, having an aggregate value of $2,500,000 or, in the case of the Parent only, $5,000,000 (or its equivalent in any other currency or currencies) or more and is not discharged within 14 days.
23.9	Unlawfulness and invalidity
23.9.1
It is or becomes unlawful for an Obligor or any member of the Group to perform any of its obligations under the Transaction Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

23.9.2
Any obligation or obligations of an Obligor or any member of the Group under any Transaction Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Buyer under the Transaction Documents.

23.9.3
Any Transaction Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Buyer) to be ineffective.

23.10	Cessation of business or production
23.10.1	An Obligor or any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or any material part of its business.
23.10.2	Any decision is taken to abandon all or a material part of the Seller’s Petroleum Assets prior to the anticipated abandonment date as at the date of this Agreement.
23.10.3	The Seller ceases to hold 100% of the legal interest directly or indirectly in the Petroleum Assets except as permitted by this Agreement.
23.10.4
There has been a material interruption or suspension of the production, recovery or transportation of any Crude Oil derived from or relating to the Petroleum Assets for a continuous period of 60 days (or more).

23.11	Repudiation and rescission of agreements
23.11.1
An Obligor or any member of the Group rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security to which it is a party.

23.11.2	Any party to an Essential Contract terminates, or repudiates or purports to terminate or repudiate, an Essential Contract.
23.11.3	Any amendment is made or waiver granted in relation to an Essential Contract which has or is reasonably likely to have a Material Adverse Effect.

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23.12	Litigation
Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents, or against an Obligor or any member of the Group or their assets which have or are reasonably likely to have a Material Adverse Effect.
23.13	Expropriation
The authority or ability of an Obligor or any member of the Group to meet its obligations under the Transaction Documents is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other action taken by or on behalf of any governmental, regulatory or other authority or other person in relation to it or any member of the Group or any of its or any member of the Group’s assets or in relation to any of the Petroleum Assets.
23.14	Convertibility/Transferability
Any foreign exchange law is amended, enacted or introduced or is reasonably likely to be amended, enacted or introduced in the Relevant Jurisdiction that (in the opinion of the Buyer) has or may reasonably be expected to have the effect of prohibiting, restricting or delaying in any material respect any payment or delivery that an Obligor is required to make pursuant to the terms of any of the Transaction Documents.
23.15	Material adverse change
Any event or circumstance occurs which the Buyer reasonably believes has or is reasonably likely to have a Material Adverse Effect.
23.16	Ownership of the Obligors
23.16.1	The Parent ceases to hold (directly or indirectly) all of the issued share capital of the Seller and each other member of the Group other than pursuant to a Permitted Disposal.
23.16.2	Any member of the Group (other than the Seller) is not or ceases to be a wholly-owned Subsidiary of the Seller other than pursuant to a Permitted Disposal.
23.16.3	Any member of the Group is not or ceases to be an Obligor other than pursuant to a Permitted Disposal.
23.17	Acceleration
23.17.1	On and at any time after the occurrence of an Event of Default which is continuing the Buyer may, by notice to the Seller, do one or more of the following, subject to Clause 23.17.2:
(A)	cancel the unutilised Advance Amount;
(B)
declare that all or any part of the Advances that has not been reimbursed, together with any fees and accrued interest, and all other amounts accrued or outstanding under the Advance Documents be immediately due and reimbursable, at which time they shall become immediately due and reimbursable;

(C)	declare that all or any part of the Advances that have not been reimbursed be reimbursable on demand, at which time they shall immediately become reimbursable on demand by the Buyer;
(D)	retain and apply the value of all Crude Oil delivered, but not yet applied by the Buyer, under the Transaction Documents; and
(E)	exercise any or all of its rights, remedies, powers or discretions under the Advance Documents.
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23.17.2	Any partial cancellation, partial declaration or full or partial retention made under this Clause 23.17 (Acceleration) shall be made pro rata as between Tranche A and Tranche B.
23.18	Seller to continue to perform
If the Buyer takes any action under Clause 23.17 (Acceleration):
23.18.1	the taking of such action does not affect the obligations of the Seller under the Transaction Documents; and
23.18.2
the Seller must, to the extent possible, continue to perform its obligations under the Transaction Documents as if such action had not been taken subject to any directions given by the Buyer under any Transaction Document.

24.	CHANGE IN CIRCUMSTANCES
24.1	Notification
24.1.1
The Buyer shall notify the Seller as soon as reasonably practicable if it becomes aware that any claim under Clause 24.3 (Hardship) is reasonably likely to occur and shall provide to the Seller calculations of the relevant amount and full details of the basis of any such claim.

24.2	Mitigation
24.2.1	In respect of any amounts which become payable under or pursuant to Clause 24.3 (Hardship), the Buyer shall:
(A)	exercise all of its rights under any agreements to which it is a party and take all steps available to it which are reasonably required by the Seller in connection therewith; and
(B)	in consultation with the Seller, take reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant thereto.
24.2.2
If the circumstances which give rise to such amounts being payable have not been mitigated to the satisfaction of the Seller and such amounts are, in the reasonable opinion of the Seller, material, the Seller may on the last day of any Interest Period reimburse to the Buyer (in cash) all or any part of the Advance in accordance with Clause 5.5 (Voluntary reimbursement), in which case the volume of Crude Oil to be delivered under the Commercial Contract shall be reduced proportionately.

24.2.3	Clauses 24.2.1 and 24.2.2 do not in any way limit the obligations of the Seller under the Commercial Contracts.
24.2.4
The Seller shall within five Business Days of demand indemnify the Buyer for all costs and expenses reasonably incurred by it and notified to the Seller as a result of steps taken by it under this Clause 24.2.

24.3	Hardship
24.3.1
Following delivery of a notice pursuant to Clause 24.1 (Notification) and reasonable efforts by the Buyer to mitigate pursuant to Clause 24.2 (Mitigation), the Seller shall, within five Business Days of demand, pay a fee to the Buyer equal to:

(A)
any additional costs properly incurred by the Buyer as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement;

(B)	any increased payment under any tax gross-up provision arising by reason of any change after the date on which any person who provides
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funding under the Funding Agreement became a party to that Funding Agreement in (or in the interpretation, administration or application of) any law or double taxation agreement or treaty or any published practice or concession of any relevant taxing authority;
(C)	any payment in respect of any Indirect Tax (where the Seller is obliged to reimburse the amount on which such Indirect Tax is payable) or stamp duty, registration or other similar taxes;
(D)	any payment made under any tax indemnity obligation;
(E)	all documented costs and expenses (including legal fees) payable in connection with the enforcement of or the preservation of any rights under any Funding Agreement:
(1)          as a result of an Event of Default; or
(2)          acting reasonably, connected with a Default;
(F)	any documented cost, loss or liability as a result of a failure by the Seller to pay any amount due on its due date or deliver the required Cargoes under the Commercial Contract;
(G)
any documented cost, loss or liability as a result of the Buyer funding or making arrangements to fund an Advance where that Advance is not made by reason of the operation of any one or more of the provisions of this Agreement;

(H)
any documented cost, loss or liability incurred by the Buyer in connection with any expropriation, attachment, sequestration, distress, execution or any legal or other proceedings taken by or on behalf of any creditor of the Seller (other than a party to any Commercial Contract or Funding Agreement which is not the Seller);

(I)
break costs and any other costs of any nature, including resulting from any prepayment or other reimbursement obligations imposed for any reason in accordance with the terms of any Funding Agreement, payable by the Buyer; and

(J)	any payment made by the Buyer to the Seller which results in the breach by the Buyer of any Sanctions, in each case, incurred by the Buyer in connection with any Funding Agreement.
24.3.2	Nothing in Clause 24.3.1 shall require the Seller to reimburse the Buyer in respect of its day-to-day administration and initial set-up costs.
25.	ASSIGNMENT
25.1	No Obligor may assign or otherwise transfer any of its rights or obligations under any Transaction Document.
25.2	The Buyer is free to assign its rights or transfer by way of novation its rights and obligations under any Transaction Document, to:
25.2.1	an Affiliate of the Buyer; or
25.2.2	a Buyer’s Funder, by way of security only.
25.3
Without limiting the Buyer’s right to assign or transfer under Clause 25.2 (Assignment) above, if the Buyer notifies the Seller of an assignment or transfer under a Transaction Document, each Obligor agrees to promptly acknowledge such notification in writing in the form required by the Buyer and/or the Buyer’s Funders and, in the case of a transfer, execute and duly register any transfer document required by the Buyer in order to give effect to the transfer.

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26.	SET-OFF
26.1
The Buyer may set off any matured obligation due from an Obligor under the Transaction Documents (to the extent beneficially owned by the Buyer or any of its Affiliates) against any matured obligation owed by the Buyer or any of its Affiliates to any Obligor or any of their respective Affiliates, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Buyer may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

26.2
Subject to Clause 26.3, no Obligor shall be entitled to set off any matured obligation due from the Buyer or any of its Affiliates against any matured obligation owed by an Obligor to the Buyer or any of its Affiliates.

26.3
An Obligor may set off any matured obligation due from the Buyer against any matured obligation owed by that Obligor to the Buyer under any Hedging Transaction between the Buyer and that Obligor in connection with the Transaction Documents, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the relevant Obligor may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

27.	NOTICES
27.1	Communications in writing
Any communication to be made under or in connection with the Advance Documents shall be made in writing and, unless otherwise stated, may be made by fax or prepaid registered mail.
27.2	Addresses
The address, fax number and electronic mail (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Advance Documents is:
Obligors:
Address:	TransGlobe Petroleum International Inc.
[Redacted - address]

Fax:	[Redacted]
Attention:	Valerie Rigby
with a copy to:	TransGlobe Energy Corporation
[Redacted - address]

Fax:	[Redacted]
Attention:	Randy Neely, Chief Financial Officer
Email:	[Redacted]

[Redacted - footer]

Buyer:
Address:	Mercuria Energy Trading S.A.
[Redacted - address]

Fax:	[Redacted]
Attention:	Steven Etchen / Yves Le Dinahet
Email:	[Redacted]

or any substitute address, fax number, electronic mail or department or officer as each Party may notify to the other Party by not less than five Business Days’ notice.
27.3	Delivery
27.3.1	Any communication or document made or delivered by one person to another under or in connection with the Advance Documents will only be effective:
(A)	if by way of fax, if received in legible form and upon a send confirmation being received by the sender; or
(B)	if by way of prepaid registered mail, upon the receipt acknowledging delivery being signed, and, if a particular department or officer is specified as part of its address details provided under Clause 27.2 (Addresses), if addressed to that department or officer.
27.3.2	Any communication or document which becomes effective, in accordance with Clause 27.3.1 above, after 5pm in the place of receipt shall be deemed only to become effective on the following day.
27.4	Electronic communication
27.4.1
Any communication to be made between the Parties under or in connection with the Advance Documents may be made by electronic mail or other electronic means to the extent that the Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if the Parties:

(A)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
(B)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.
27.4.2	Any electronic communication made between the Parties will be effective only when actually received in readable form and when a ‘read receipt’ is returned by the recipient.
27.5	Language
27.5.1	This Agreement has been prepared and executed in the English language.
27.5.2	Any notice given under or in connection with any Advance Document must be in English.
27.5.3	All other documents provided under or in connection with any Advance Document must be in English.

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28.	CALCULATIONS AND CERTIFICATES
28.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with an Advance Document, the entries made in the accounts maintained by the Buyer are prima facie evidence of the matters to which they relate.
28.2	Certificates and determinations
Any certification or determination by the Buyer of a rate or amount under any Advance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
28.3	Day count convention
Any interest or fee accruing under an Advance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.
29.	PARTIAL INVALIDITY
If, at any time, any provision of an Advance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
30.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right or remedy under an Advance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Advance Document. No election to affirm any Advance Document on the part of the Buyer shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Advance Document are cumulative and not exclusive of any rights or remedies provided by law.
31.	AMENDMENTS AND WAIVERS
No amendments or waivers of any provision of this Agreement shall be effective unless it is in writing and signed by each Party.
32.	CONFIDENTIALITY
The Parties agree to keep confidential and that they will not make use for any purposes (otherwise than for the purposes of the Transaction Documents) any of the information distributed on behalf of another Party or contained in or received under, in connection with or obtained in the course of discussions relating to the Transaction Documents, provided that:
32.1.1	the Buyer (and any Obligor in respect of Clauses 32.1.1(B)(3) to (B)(5)) shall be entitled to disclose such information:
(A)
to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, insurers, financial institutions, Representatives such information as the Party shall consider appropriate; and

(B)	to any person:
(1)	to (or through) whom the Buyer assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Advance Documents, in each

[Redacted - footer]

case, to any of that person’s Affiliates, Representatives and professional advisers, insurers or insurance brokers;
(2)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation or insurance in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Transaction Documents and/or Obligors and to any of that person’s Affiliates, Representatives and professional advisers, insurers or insurance brokers;

(3)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(4)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; or
(5)
with the consent of the other Parties (including any information relating to this Agreement or any of the transactions referred to therein for the purposes of any public communication or publication where in the case of public communication such consent shall not be unreasonably withheld).

33.	COUNTERPARTS
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Agreement.
34.	GOVERNING LAW
This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law.
35.	SERVICE OF PROCESS
35.1	Without prejudice to any other mode of service allowed under any relevant law:
35.1.1	each Obligor:
(A)	irrevocably appoints Law Debenture Corporate Services as its agent for service of process in relation to any proceedings before the English courts in connection with any Transaction Document; and
(B)	agrees that failure by an agent for service of process to notify the applicable Obligor of the process will not invalidate the proceedings concerned; and
35.1.2	the Buyer:
(A)
irrevocably appoints Mercuria Energy UK Ltd at [Redacted - address] as its agent for service of process in relation to any proceedings before the English courts in connection with any Transaction Document; and

(B)	agrees that failure by an agent for service of process to notify the Buyer of the process will not invalidate the proceedings concerned.
35.2	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Obligors or the Buyer (as applicable) must immediately

[Redacted - footer]

(and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Buyer (in the case of the Obligors) or the Seller (in the case of the Buyer). Failing this, the other party may appoint another agent for this purpose.
36.	ENFORCEMENT
36.1
Save where a Transaction Document expressly provides to the contrary, the courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with any Transaction Document or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual dispute or claim) (a “Dispute”).

36.2
Save where a Transaction Document expressly provides to the contrary and subject to Clause 36.3, the parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will:

36.2.1	argue to the contrary; or
36.2.2	initiate or pursue any proceedings relating to a Dispute in any jurisdiction other than England.
36.3
This Clause 36 (Enforcement) is for the benefit of the Buyer only. As a result, the Buyer shall not be prevented from initiating or pursuing proceedings relating to a Dispute in any other courts with jurisdiction nor from contending that such courts are appropriate and convenient. To the extent allowed by law, the Buyer may initiate or pursue:

36.3.1	proceedings in any other court; and
36.3.2	concurrent proceedings in any number of jurisdictions,
irrespective of whether proceedings have already been initiated by any party in England.
37.	WAIVER OF IMMUNITY
37.1	Each Party recognises and acknowledges that this Agreement constitutes a commercial transaction and that its rights and obligations under this Agreement are of a commercial nature.
37.2
To the fullest extent not prohibited by law, each Obligor hereby irrevocably and unconditionally on behalf of itself and its assets (both commercial and non-commercial, and irrespective of their use or intended use):

37.2.1
submits to the jurisdiction of the English courts and any other courts in which any judgment of any English court may be enforced, and for the purposes thereof irrevocably waives any right of sovereign immunity that it may have whether before the English courts or otherwise from suit and/or jurisdiction and/or adjudication; and

37.2.2	waives any right of sovereign immunity as to it and any of its property, regardless of the commercial or non-commercial nature of this property.
37.3	The irrevocable waiver in this clause includes a waiver of any right of sovereign immunity in respect of pre-judgment interim relief and post-judgment execution of any judgment.
38.	FUNDING AGREEMENT
38.1	The Buyer shall not enter into any Funding Agreement without the prior written consent of the Seller (not to be unreasonably withheld or delayed).
This Agreement has been entered into on the date stated at the beginning of this Agreement.
[Redacted - footer]

SCHEDULE 1

GUARANTORS
Company Name	Original Jurisdiction	Company Number
TransGlobe Energy Corporation	Alberta, Canada	[Redacted]
TransGlobe Petroleum Egypt Inc.	Turks and Caicos Islands	[Redacted]
TransGlobe West Gharib Inc.	Turks and Caicos Islands	[Redacted]
TransGlobe West Bakr Inc.	Turks and Caicos Islands	[Redacted]
TG NW Gharib Inc.	Turks and Caicos Islands	[Redacted]
TG Holdings Egypt Inc.	Turks and Caicos Islands	[Redacted]
TG South Alamein Inc.	Turks and Caicos Islands	[Redacted]
TG South Alamein II Inc.	Turks and Caicos Islands	[Redacted]
TG S Ghazalat Inc.	Turks and Caicos Islands	[Redacted]

[Redacted - footer]

SCHEDULE 2

CONDITIONS PRECEDENT TO UTILISATION
1.	SELLER

1.1	A certified copy of the constitutional documents of each Transaction Party.

1.2	A certificate of incorporation of each Transaction Party and a certificate of good standing or other evidence of such Transaction Party’s corporate status.

1.3	A certified copy of a resolution of the board of directors duly convened by each Transaction Party:

1.3.1
authorising and approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

1.3.2	authorising a specified person or persons to execute any Transaction Documents on its behalf; and

1.3.3
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Utilisation Request) to be signed and/or despatched by it under or in connection with the Advance Documents (together with the persons authorised under paragraph 1.3.2, each an “Authorised Signatory”).

1.4	A certificate of an Authorised Signatory or director of each Transaction Party in the form set out in Schedule 4 (Authorised Signatory Certificate).

1.5	A copy of the passports of each Authorised Signatory and of the members of the board of directors of each Transaction Party (other than the Parent).

1.6
A certificate of an Authorised Signatory of each Transaction Party certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	TRANSACTION DOCUMENTS

2.1	An original duly executed copy of this Agreement, the Transaction Security Documents, the Fee Letter and the Commercial Contract.

2.2	Any documents of title to be provided under the Transaction Security Documents.

2.3	A copy of all notices required to be sent under the Transaction Security Documents executed by the Seller and duly acknowledged by the addressee.

2.4	Evidence that the Transaction Security Documents have been registered and that any other perfection steps necessary or desirable in respect of the Transaction Security Documents have been taken.

3.	ESSENTIAL CONTRACTS AND DUE DILIGENCE

3.1	A copy of each Essential Contract.

3.2	A copy of the most recent Reserves Report.

3.3	The Seller Production Forecast for the most recent Budget Update Date.

3.4	Satisfactory technical, legal and financial due diligence by or on behalf of the Buyer.

3.5	A copy of a legal due diligence report in relation to the Petroleum Assets prepared by Sharkawy & Sarhan Law Firm and addressed to the Buyer.
[Redacted - footer]

4.	LEGAL OPINIONS

The following legal opinions, in form and substance acceptable to the Buyer and each addressed to the Buyer and capable of being relied on by the Buyer’s Funders:
4.1.1	a legal opinion of Herbert Smith Freehills LLP as to English law;

4.1.2	a legal opinion from Miller Simons O’Sullivan as to the enforceability of the Transaction Security governed by the laws of the Turks and Caicos Islands;

4.1.3	a legal opinion from Burnet Duckworth & Palmer LLP as to the laws of Alberta, Canada; and

4.1.4	a legal opinion from Misick & Stanbrook LLP as to the laws of the Turks and Caicos Islands.

each substantially in the form distributed to the Buyer prior to signing this Agreement.
5.	OTHER DOCUMENTS AND EVIDENCE

5.1
Evidence that each of this Agreement, the Commercial Contract and each of the Transaction Documents (other than any Utilisation Request or Fee Letter) has been duly stamped in a required Relevant Jurisdiction, if applicable.

5.2
A copy of any Authorisation or other document, budget, forecast, opinion or assurance which the Buyer considers to be necessary or desirable (if it has notified the Seller accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

5.3	Evidence that all permissions, licences, approvals and waivers under the laws of each Relevant Jurisdiction have been obtained.

5.4	Evidence that each Obligor has completed all required “know your customer” and similar checks that are required by the Buyer.

5.5	Evidence that all costs and fees associated with this Agreement and any Transaction Document will be met with from the Advances or otherwise have been paid.

5.6	Evidence that any process agent referred to in Clause 35 (Service of process) has accepted its appointment.

5.7	The Original Financial Statements of the Seller.

5.8
A Cover Ratio Certificate setting out (in reasonable detail) computations as to compliance with Clause 20.3 (Cover ratio compliance) but assuming for this purpose that the Advance had been made on the date of this Agreement in an amount equal to the Total Advance Amount and the date of this Agreement is a Test Date.

[Redacted - footer]

SCHEDULE 3

UTILISATION REQUEST
From:      TRANSGLOBE PETROLEUM INTERNATIONAL INC.
To:          MERCURY ENERGY TRADING SA
Dated:

Dear Sirs
TransGlobe Petroleum International Inc.– up to $75,000,000 Prepayment Agreement dated [_] 2017 (the “Prepayment Agreement”)
1.
We refer to the Prepayment Agreement. This is a Utilisation Request. Terms defined in the Prepayment Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to be paid an Advance on the following terms:

2.1	Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next Business Day)

2.2	Amount: [__________________], comprising:
2.2.1	[______________] under Tranche A; and

2.2.2	[______________] under Tranche B.

[**Note (to be deleted in final Utilisation Request): The amount of the Advance under each Tranche must be equal to the Tranche A Proportion (for the Tranche A Advance) and the Tranche B Proportion (for the Tranche B Advance) of the aggregate amount of both Advances under this Utilisation Request.]
2.3	Interest Period [___]

3.	We confirm that the condition specified in Clause 3.1.3 of the Prepayment Agreement is satisfied on the date of this Utilisation Request.

4.	We authorise you to deduct from this Utilisation any costs, fees and expenses payable to the Buyer under the Advance Documents.

5.
The proceeds of the Utilisation (less the deductions contained in paragraph 4) should be credited to the bank account satisfactory to the Buyer with the following details:

Bank:
Account Name:
Account Number:

6.	This Utilisation Request is irrevocable.

Yours faithfully

...................................
Authorised Signatory for
TRANSGLOBE PETROLEUM INTERNATIONAL INC.
[Redacted - footer]

SCHEDULE 4

AUTHORISED SIGNATORY CERTIFICATE
TransGlobe Petroleum International Inc. – up to $75,000,000 Prepayment Agreement dated [__] 2017 (the “Prepayment Agreement”)
I am a director/Authorised Signatory of TransGlobe Petroleum International Inc. (the “Seller”), a company incorporated under the laws of Turks and Caicos Islands.
Definitions contained in the Prepayment Agreement apply in this certificate. This is an Authorised Signatory Certificate in respect of the Seller.
I have been authorised by the Seller to give this certificate.
1.
I certify that the copies of the constitutional documents or decrees of the Seller given to the Buyer prior to the date of this certificate remain in full force and effect and have not been amended or superseded.

2.
I certify that attached to this certificate, is a true and complete copy of resolutions of the board of directors of the Seller ,which are in full force and effect and have not been amended or superseded and which:

2.1	authorise and approve the terms of, and the transactions contemplated by, the Transaction Documents and resolve that the Seller execute, deliver and perform the Transaction Documents;
2.2	authorise a specified person or persons to execute the Transaction Documents on the Seller’s behalf; and
2.3
authorise a specified person or persons, on the Seller’s behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by the Seller under or in connection with the Transaction Documents).

3.          I certify the following:
3.1	the incurring of liabilities and performance of its obligations under the Advance Documents would not cause any liability, indebtedness, security or similar limit binding on the Seller to be exceeded;
3.2	there exists no Default in respect of the Seller that is continuing or would result from the funding of the relevant Utilisation under the Prepayment Agreement;
3.3	each of the Repeating Representations provided by the Seller under the Advance Documents in respect of itself (and each member of the Group as applicable) is correct and not misleading;
3.4
all relevant Authorisations relating to the execution, validity or performance of the Transaction Documents including without limitation all necessary or desired exchange control Authorisations and government Authorisations relating to import and export have been obtained and remain in full force and effect and that there are no circumstances under which such Authorisations will be retracted, not renewed or modified in whole or in part; and

3.5
each copy document delivered by the Seller under Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect and has not been amended or superseded at a date no later than the date of this Agreement.

4.
The persons named below are the Authorised Signatories of the Seller for the purposes of the Advance Documents and the signature appearing beside the name of each Authorised Signatory is the true signature, or a copy of the true signature of that person.

Name	Position	Signature
[•]	[•]	[•]

[Redacted - footer]

Authorised Signatory

[•]

Date

[Redacted - footer]

SCHEDULE 5

COVER RATIO CERTIFICATE
To:	[ ]
From:	[ ]
Dated:

Dear Sirs
TransGlobe Petroleum International Inc. – up to $75,000,000 Prepayment Agreement dated [__] 2017 (the “Prepayment Agreement”)
We refer to the Prepayment Agreement. This is a Cover Ratio Certificate. Terms defined in the Prepayment Agreement have the same meaning when used in this Cover Ratio Certificate unless given a different meaning in this Cover Ratio Certificate.
We confirm that, as at [insert the relevant Test Date]:
a)          the Available Production Value is [ ].
b)          the Prepayment Service Obligations are [ ].
c)          the Cover Ratio is equal to [ ].
Details of calculation are enclosed.
Signed	..........................................................
as authorised signatory for
TRANSGLOBE PETROLEUM INTERNATIONAL INC.

[Redacted - footer]

SCHEDULE 6

FINANCIAL COVENANT CERTIFICATE
To:	[ ]
From:	[ ]
Dated:

Dear Sirs
TransGlobe Petroleum International Inc. – up to $75,000,000 Prepayment Agreement dated [__] 2017 (the “Prepayment Agreement”)
We refer to the Prepayment Agreement. This is a Financial Covenant Certificate. Terms defined in the Prepayment Agreement have the same meaning when used in this Financial Covenant Certificate unless given a different meaning in this Financial Covenant Certificate.
We confirm that, as at [insert the relevant Financial Covenant Test Date], the ratio referred to in the Financial Covenant in:
a)          Clause 21.1.1 of the Prepayment Agreement was equal to [ ].
b)          Clause 21.1.2 of the Prepayment Agreement was equal to [ ].
c)          Clause 21.1.3 of the Prepayment Agreement was equal to [ ].
Details of calculation are enclosed.
Signed	..........................................................
as authorised signatory for
TRANSGLOBE PETROLEUM INTERNATIONAL INC.

[Redacted - footer]

SIGNATURES
IN WITNESS HEREOF the Seller and each Guarantor has hereunto affixed their seal (or, in the case of the Parent, executed this Deed) the day and year first herein written.
The Common Seal of TRANSGLOBE PETROLEUM INTERNATIONAL INC. a company incorporated in the Turks and Caicos Islands, was affixed hereto in the presence of:	[Redacted - signature] Director [Redacted - signature] Director/Secretary

[Prepayment Agreement - Signature Pages]

[Redacted - footer]

The Guarantors

EXECUTED AS A DEED by TRANSGLOBE ENERGY CORPORATION acting by in the presence of:	[Redacted - signature] Director

[Redacted - signature]
Name of witness
(in BLOCK CAPITALS)
Address of witness

[Prepayment Agreement - Signature Pages]

[Redacted - footer]

The Common Seal of TRANSGLOBE PETROLEUM EGYPT INC. a company incorporated in the Turks and Caicos Islands, was affixed hereto in the presence of:	[Redacted - signature] Director [Redacted - signature] Director/Secretary

[Prepayment Agreement - Signature Pages]

[Redacted - footer]

The Common Seal of TRANSGLOBE WEST GHARIB INC. a company incorporated in the Turks and Caicos Islands, was affixed hereto in the presence of:	[Redacted - signature] Director [Redacted - signature] Director/Secretary

[Prepayment Agreement - Signature Pages]

[Redacted - footer]

The Common Seal of TRANSGLOBE WEST BAKR INC. a company incorporated in the Turks and Caicos Islands, was affixed hereto in the presence of:	[Redacted - signature] Director [Redacted - signature] Director/Secretary

[Prepayment Agreement - Signature Pages]

[Redacted - footer]

The Common Seal of TG NW GHARIB INC. a company incorporated in the Turks and Caicos Islands, was affixed hereto in the presence of:	[Redacted - signature] Director [Redacted - signature] Director/Secretary

[Prepayment Agreement - Signature Pages]

[Redacted - footer]

The Common Seal of TG HOLDINGS EGYPT INC. a company incorporated in the Turks and Caicos Islands, was affixed hereto in the presence of:	[Redacted - signature] Director [Redacted - signature] Director/Secretary

[Prepayment Agreement - Signature Pages]

[Redacted - footer]

The Common Seal of TG SOUTH ALAMEIN INC. a company incorporated in the Turks and Caicos Islands, was affixed hereto in the presence of:	[Redacted - signature] Director [Redacted - signature] Director/Secretary

[Prepayment Agreement - Signature Pages]

[Redacted - footer]

The Common Seal of TG SOUTH ALAMEIN II INC. a company incorporated in the Turks and Caicos Islands, was affixed hereto in the presence of:	[Redacted - signature] Director [Redacted - signature] Director/Secretary

[Prepayment Agreement - Signature Pages]

[Redacted - footer]

The Common Seal of TG S GHAZALAT INC. a company incorporated in the Turks and Caicos Islands, was affixed hereto in the presence of:	[Redacted - signature] Director [Redacted - signature] Director/Secretary

[Prepayment Agreement - Signature Pages]
[Redacted - footer]

The Buyer SIGNED by [Redacted - signature] on behalf of MERCURIA ENERGY TRADING SA	) ) )

[Prepayment Agreement - Signature Pages]
[Redacted - footer]